As filed with the Securities and Exchange Commission on December 5, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIAM LYON HOMES, INC.

(Exact name of registrant as specified in its charter)

California	1531	33-0253855
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AND

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	1531	33-0864902
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AND

The Other Registrants Named in the Table of Additional Registrants Below

4695 MacArthur Court, 8th Floor

Newport Beach, CA, 92660

(949) 833-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William H. Lyon

Chief Executive Officer

William Lyon Homes

4695 MacArthur Court, 8th Floor

Newport Beach, CA, 92660

(949) 833-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Cary Hyden, Esq.

Michael A. Treska, Esq.

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, please an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price	Amount of registration fee
7.00% Senior Notes due 2022	$300,000,000(1)	100% of Principal Amount(2)	$300,000,000(1)(2)	$34,860
Guarantees of 7.00% Senior Notes due 2022(3)	—	—	—	(3)

(1)	Represents the aggregate principal amount of the 7.00% Senior Notes due 2022.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Consists of guarantees of the 7.00% Senior Notes due 2022 of William Lyon Homes, Inc. by William Lyon Homes and the additional guarantor registrants listed on the Table of Additional Registrants below. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrants (as Guarantors of 7.00% Senior Notes due 2022)

Exact Name as specified in its charter *	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
California Equity Funding, Inc.	California	1531	33-0830016
PH-LP Ventures	California	1531	33-0799119
Duxford Financial, Inc.	California	1531	33-0640824
Sycamore CC, Inc.	California	1531	33-0981307
Presley CMR, Inc.	California	1531	33-0603862
William Lyon Southwest, Inc.	Arizona	1531	86-0978474
PH-Rielly Ventures	California	1531	33-0827710
HSP Inc.	California	1531	33-0636045
PH Ventures-San Jose	California	1531	33-0785089
Presley Homes	California	1531	33-0905035
WLH Enterprises	California	1531	33-0013333
Lyon East Garrison Company I, LLC	California	1531	41-2065692
Lyon Waterfront, LLC	Delaware	1531	04-3671928
Circle G at the Church Farm North Joint Venture, LLC	Arizona	1531	20-3431322
Mountain Falls, LLC	Nevada	1531	20-1119631
Mountain Falls Golf Course, LLC	Nevada	1531	20-1223291
Polygon WLH LLC	Delaware	1531	47-1450060
460 Central, L.L.C.	Washington	1531	61-1721676
Baseline Woods SFD I, L.L.C.	Washington	1531	30-0758135
Baseline Woods SFD II, L.L.C.	Washington	1531	80-0904432
Baseline Woods West, L.L.C.	Washington	1531	80-0900060
Bethany Creek Falls, L.L.C	Washington	1531	37-1749247
Brownstone At Issaquah Highlands, L.L.C.	Washington	1531	38-3890401
Bryant Heights, L.L.C.	Washington	1531	32-0419724
Bull Mountain Ridge, L.L.C.	Washington	1531	36-4787754
Calais At Villebois, L.L.C.	Washington	1531	36-4784375
Cascadian King Company, L.L.C.	Washington	1531	20-2079561
Cascadian South L.L.C.	Oregon	1531	20-2079637
Cascara At Redmond Ridge, L.L.C.	Washington	1531	36-4762776
Cedar Falls Way LLC	Washington	1531	27-2254716
Cornelius Pass Townhomes, L.L.C.	Washington	1531	36-4788175
Edgewater Tualatin, L.L.C.	Washington	1531	45-2544575
Grande Pointe At Villebois, L.L.C.	Washington	1531	32-0439430
High Point III, L.L.C.	Washington	1531	45-3058340
Highcroft at Sammamish, L.L.C.	Washington	1531	32-0416990
Issaquah Highlands Investment Fund, L.L.C.	Washington	1531	37-1741558
Les Bois At Villebois, L.L.C.	Washington	1531	38-3916750
Mill Creek Terrace, L.L.C.	Washington	1531	61-1712661
Murray & Weir SFD, L.L.C.	Washington	1531	80-0872762
Orenco Woods SFD, L.L.C.	Washington	1531	37-1747850
Peasley Canyon Homes, L.L.C.	Washington	1531	30-0798985
PNW Cascadian Company, L.L.C.	Washington	1531	20-2079495
Polygon At Brenchley Estates, L.L.C.	Washington	1531	30-0781866
Polygon At Sunset Ridge, L.L.C.	Washington	1531	36-4785359
Polygon At Villebois II, L.L.C.	Washington	1531	35-2440012
Polygon At Villebois III, L.L.C.	Washington	1531	38-3889651
Polygon At Villebois IV, L.L.C.	Washington	1531	90-0955097
Polygon At Villebois V, L.L.C.	Washington	1531	61-1711098
Polygon Northwest Company, L.L.C.	Washington	1531	91-1540522
Polygon Paymaster, L.L.C.	Washington	1531	91-2105569
Ridgeview Townhomes, L.L.C.	Washington	1531	27-3496638
Riverfront MF, L.L.C.	Washington	1531	35-2478777
Riverfront SF, L.L.C.	Washington	1531	32-0412982
Silverlake Center, L.L.C.	Washington	1531	38-3923758
Spanaway 230, L.L.C.	Washington	1531	61-1677929
Sparrow Creek, L.L.C.	Washington	1531	38-3932588
The Reserve At Maple Valley, L.L.C.	Washington	1531	37-1714339
The Reserve At North Creek, L.L.C.	Washington	1531	36-4727473
Twin Creeks At Cooper Mountain, L.L.C.	Washington	1531	90-0899730
Viewridge At Issaquah Highlands, L.L.C.	Washington	1531	80-0839321
W.R. Townhomes F, L.L.C.	Washington	1531	20-1800310

*	Each additional registrant is a wholly-owned direct or indirect subsidiary of William Lyon Homes. The notes are fully and unconditionally guaranteed by the additional registrants and William Lyon Homes on a joint and several basis, subject to customary release provisions. See “Description of the Notes—Note Guarantees” for a summary of the circumstances under which a note guarantee may be released. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o William Lyon Homes, 4695 MacArthur Court, 8th Floor, Newport Beach, California, telephone (949) 833-3600. The name, address, and telephone number of the agent for service for each additional registrant is William H. Lyon, Chief Executive Officer, William Lyon Homes, 4695 MacArthur Court, 8th Floor, Newport Beach, California, telephone (949) 833-3600.

The information in this preliminary prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2014

PRELIMINARY PROSPECTUS

$300,000,000

William Lyon Homes, Inc.

Exchange Offer for

7.00% Senior Notes due 2022 and Related Guarantees

We are offering to issue up to $300,000,000 aggregate principal amount of our 7.00% Senior Notes due 2022, which will be unconditionally guaranteed on a senior unsecured basis by William Lyon Homes, our parent company, and certain of its existing and future direct and indirect subsidiaries (the “exchange notes”), in an exchange offer that will be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for any and all of our $300,000,000 aggregate principal amount of outstanding 7.00% Senior Notes due 2022 that were issued on August 11, 2014, which are unconditionally guaranteed on a senior unsecured basis by our parent company and certain of its existing and future direct and indirect subsidiaries (the “outstanding notes”). We are offering to exchange the outstanding notes for the exchange notes to satisfy our obligations in the registration rights agreement that was entered into when the outstanding notes were sold pursuant to Rule 144A and Regulation S under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable, except in limited circumstances as described below.

•	You may withdraw tenders of your outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at midnight, New York City time, on the evening of , , unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•	The terms of the exchange notes to be issued in the exchange offer are identical in all material respects to the outstanding notes, except that the exchange notes will be freely tradable, except in limited circumstances as described below.

Resales of the Exchange Notes

•	The exchange notes may be resold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on any securities exchange or market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the related indenture. In general, the outstanding notes may not be offered or sold, except in transactions that are registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate that we will register the resale of the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 14 for a discussion of certain risks that you should consider before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with such resales. See “Plan of Distribution.”

If you are an affiliate of ours or any guarantor, or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, then you cannot rely on the applicable interpretations of the United States Securities and Exchange Commission (the “SEC”) and you must comply with the registration requirements of the Securities Act in connection with any resale of the exchange notes.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2014.

You should rely only on the information contained in this prospectus. We have not authorized anyone to give you any information or to make any representations about the transaction we discuss in this prospectus other than as contained in this prospectus. If you are given any information or representation that is not discussed in this prospectus, you must not rely on that information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

As used in this prospectus, references to the “Company,” “we,” “us,” and “our,” and similar expressions, refer to William Lyon Homes, a Delaware corporation, and its subsidiaries. In addition, “Parent” refers to William Lyon Homes and “California Lyon” or the “Issuer” refers to William Lyon Homes, Inc., a California corporation and wholly owned subsidiary of Parent and the issuer of the notes offered hereby. However, in the cover page of this prospectus and the sections of this prospectus titled “Prospectus Summary—The Exchange Offer” and “Prospectus Summary—The Exchange Notes,” references to “we,” “us” and “our” and similar expressions refer only to William Lyon Homes, Inc. and not to its subsidiaries or Parent. “Polygon Northwest” refers to the residential homebuilding operations of PNW Home Builders, L.L.C.

i

PROSPECTUS SUMMARY

This summary highlights important information about our business and the exchange offer. It does not include all the information you should consider before deciding to participate in the exchange offer. For a more complete understanding of our business and the exchange offer, you should read this entire document (including the documents incorporated herein by reference) and the documents to which we have referred you.

DESCRIPTION OF OUR BUSINESS

Our Company

We are one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, we are primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Our core markets currently include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Seattle and Portland. We have a distinguished legacy of more than 58 years of homebuilding operations, over which time we have sold in excess of 93,000 homes. Our markets are characterized by attractive long-term housing fundamentals. We believe that we hold leading market share positions in most of our markets and we have a significant land supply with 18,075 owned or controlled as of September 30, 2014.

We have significant expertise in understanding the needs of our homebuyers and designing our product offerings to meet those needs. This allows us to maximize the yield on our land investments by tailoring our home offerings to meet the buyer demands in each of our markets. We build and sell across a diverse range of product lines at a variety of price points with an emphasis on sales to entry-level, first-time move-up and second-time move-up homebuyers. We are committed to achieving the highest standards in design, quality and customer satisfaction and have received numerous industry awards and commendations throughout our operating history in recognition of our achievements.

We have experienced significant operating momentum since the beginning of 2012, during which time a variety of key housing, employment and other related economic statistics in our markets have demonstrated signs of recovery and growth. In 2013, we delivered 1,360 homes, with an average selling price of approximately $383,000, and recognized home sales revenues and total revenues of $521.3 million and $572.5 million, respectively. In the nine months ended September 30, 2014, we delivered 1,036 homes, with an average selling price of approximately $487,000, and recognized home sales revenues and total revenues of $504.5 million and $536.7 million, respectively. As of September 30, 2014, we were selling homes in 55 communities and had a consolidated backlog of 728 sold but unclosed homes, with an associated sales value of $382.9 million, representing an 84% increase in value as compared to our backlog as of September 30, 2013. The average selling price of homes in our backlog as of September 30, 2014 was approximately $525,900, which was approximately 14% higher than the average selling price of homes closed for the three months ended September 30, 2014.

Through the recent strategic acquisition of Polygon Northwest, we expanded our geographic footprint and increased the scale of our existing operations within the Western region, acquiring a company that not only has demonstrated impressive operating results but that also is complementary to us in terms of product offering and cultural fit, with a similar focus on high customer satisfaction and new home quality. We believe that Polygon Northwest was the largest private homebuilder in the Pacific Northwest region at the time of the acquisition, with #2 market positions in each of its core markets of Seattle and Portland. Polygon Northwest has operated in the Pacific Northwest region for over 20 years, delivering approximately 16,000 homes during such time period and establishing a strong reputation for quality and customer satisfaction. During 2013, Polygon Northwest delivered 791 homes and produced homebuilding revenues of approximately $290.1 million. Average sales prices of homes delivered during 2013 were $436,000 and $254,000 in Seattle and Portland, respectively, with a focus on targeting primarily first- and second-time move-up buyers.

We believe that the attractive fundamentals in our markets, our leading market share positions, our long-standing relationships with land developers, our significant land supply and our focus on providing the best possible customer experience position us to capitalize on meaningful growth as the U.S. housing market continues to improve.

Recent Developments

On August 12, 2014, we completed our acquisition (the “Acquisition”) of Polygon Northwest pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”), dated June 22, 2014. Pursuant to the Purchase Agreement, we acquired, for cash, all of the membership interests of the underlying limited liability companies and certain service companies and other assets that comprised Polygon Northwest for an aggregate cash purchase price of approximately $548.0 million, which cash purchase price remains subject to final working capital adjustment in accordance with the terms of the Purchase Agreement. We now operate Polygon Northwest as two new divisions under the Polygon name, one in Washington, with a core market of Seattle, and the other in Oregon, with a core market of Portland. Through the Acquisition, we added over 4,600 owned or controlled lots to our land portfolio in two attractive Western U.S. markets. As of the acquisition date, Polygon Northwest’s homebuilding operations had 12 active selling communities in Washington and Oregon.

In connection with completion of the Acquisition, we entered into certain financing arrangements, which are discussed below.

7.00% Senior Notes due 2022

On August 11, 2014, WLH PNW Finance Corp. (“Escrow Issuer”), a wholly owned subsidiary of California Lyon, completed its private placement with registration rights of the outstanding notes in an aggregate principal amount of $300.0 million. The outstanding notes were issued at 100% of their aggregate principal amount. On the date of consummation of the Acquisition, Escrow Issuer merged with and into California Lyon, which we refer to as the “Escrow Merger”, and California Lyon assumed the obligations of the Escrow Issuer under the outstanding notes and the related indenture by operation of law, which we refer to as the “Assumption”. Following the Escrow Merger, California Lyon is the obligor under the outstanding notes, and the outstanding notes are guaranteed on a senior unsecured basis by Parent and certain of its existing and future wholly owned subsidiaries, including the entities acquired through the Acquisition. The net proceeds from the issuance of the 2022 Notes were used to fund a portion of the purchase price for the Acquisition. This prospectus relates to the offer to exchange the outstanding notes (and related guarantees) for the exchange notes (and related guarantees).

6.50% Tangible Equity Units

On November 21, 2014, Parent completed its public offering and sale of 1,000,000 6.50% tangible equity units (the “Units”), sold for a stated amount of $100.00. On December 3, 2014, Parent sold an additional 150,000 Units pursuant to an over-allotment option granted to the underwriters. Each Unit is comprised of (i) a prepaid stock purchase contract issued by Parent (each, a “Purchase Contract”) pursuant to which Parent will deliver to the holder, not later than December 1, 2017 (the “mandatory settlement date”), unless earlier settled, between 4.4465 and 5.2247 shares of Parent’s Class A Common Stock, subject to certain adjustments and based on the applicable market value per share as described in the Purchase Contract, and (ii) a senior subordinated amortizing note due December 1, 2017 issued by Parent (each, an “Amortizing Note”). Each Amortizing Note will have an initial principal amount of $18.01. The Amortizing Notes will pay holders equal quarterly installments of $1.625 per Amortizing Note (except for the March 1, 2015 installment payment, which will be $1.8056 per Amortizing Note), consisting of a partial repayment of principal and interest at a rate per annum of 5.50%, which in the aggregate will be equivalent to a 6.50% cash payment per year with respect to each $100.00 stated amount per Unit, and will have a scheduled final installment payment date of December 1, 2017.

The Company used the net proceeds from the offering of the Units (including the Units sold pursuant to the over-allotment option granted to the underwriters) to pay down approximately $111.6 million of outstanding debt under its senior unsecured facility (the “Senior Unsecured Facility”), which amount was borrowed to finance a portion of the Acquisition.

General Corporate Information

The Company’s principal executive offices are located at 4695 MacArthur Court, 8th Floor, Newport Beach, California 92660 and our telephone number is (949) 833-3600. The Company’s website address is www.lyonhomes.com. Information contained on the Company’s website is not a part of this prospectus supplement and the inclusion of the website address in this prospectus supplement is an inactive textual reference only.

The Exchange Offer

In this prospectus, unless otherwise stated or the context otherwise requires, (1) the term “outstanding notes” refers to our outstanding 7.00% Senior Notes due 2022 and the related guarantees issued in a private placement in August 2014, in a total aggregate principal amount of $300,000,000; (2) the term “exchange notes” refers to our 7.00% Senior Notes due 2022 and the related guarantees offered by this prospectus in exchange for the outstanding notes; and (3) the term “notes” refers, collectively, to the outstanding notes and the exchange notes. As used in this section of the prospectus, the terms “we,” “us” and “our” and similar expressions refer only to William Lyon Homes, Inc. unless otherwise stated or the context otherwise requires.

The summary below describes the principal terms of the exchange offer. See also the section of this prospectus titled “The Exchange Offer,” which contains a more detailed description of the terms and conditions of the exchange offer.

General	In connection with a private placement, we entered into a registration rights agreement with the purchasers of the outstanding notes in which we agreed, among other things, to use our commercially reasonable efforts to cause the exchange offer described in this prospectus to be consummated within 210 days after the date of the original issue of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

•	the offer and sale of the exchange notes will have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the registration rights agreement; and

•	the provisions of the registration rights agreement that provide for payment of additional amounts upon a registration default are no longer applicable.

The Exchange Offer	We are offering to exchange up to $300,000,000 aggregate principal amount of our 7.00% Senior Notes due 2022 and the related guarantees, the offer and sale of which have been registered under the Securities Act, for any and all of our outstanding 7.00% Senior Notes due 2022 and the related guarantees.

Outstanding notes may be exchanged only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Resale	Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without the requirement to comply with the registration and prospectus-delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer expires at midnight, New York City time, on the evening of , , unless extended by us. We do not currently intend to extend the expiration date.

Withdrawal	You may withdraw any tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes	Each exchange note bears interest at the rate of 7.00% per annum from the most recent date on which interest has been paid on the notes or, if no interest has been paid, from August 11, 2014. The interest on the notes is payable semiannually on February 15 and August 15 of each year, beginning on February 15, 2015. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the procedures under DTC’s Automated Tender Offer Program by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are not an “affiliate” of ours or of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	if you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture under which the outstanding notes were issued, except we will not have any further obligation to you to provide for the exchange and registration of the outstanding notes and related guarantees under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture under which the outstanding notes were issued. In general, the outstanding notes may not be offered or sold, except in a transaction that is registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the offer and sale of the outstanding notes under the Securities Act.

U.S. Federal Income Tax Consequences of the Exchange Offer	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act and the exchange notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement. As used in this section of the prospectus, the terms “we,” “us” and “our” and similar expressions refer only to William Lyon Homes, Inc. and not to its subsidiaries or Parent unless otherwise stated or the context otherwise requires.

Issuer	William Lyon Homes, Inc.

Notes Offered	$300.0 million aggregate principal amount of 7.00% Senior Notes due 2022.

Maturity Date	August 15, 2022.

Interest	The exchange notes will bear interest at a rate of 7.00% per annum.

Interest Payment Dates	The interest on the exchange notes is payable semiannually on February 15 and August 15 of each year, beginning on February 15, 2015. Interest will accrue from and including the most recent date on which interest has been paid on the outstanding notes or, if no interest has been paid, from August 11, 2014.

Guarantees	The exchange notes will be fully and unconditionally guaranteed on a joint and several unsecured basis, subject to customary release provisions summarized under “Description of the Notes—Note Guarantees,” by William Lyon Homes, our parent company, and certain of our existing and future wholly-owned subsidiaries.

For the nine months ended September 30, 2014, our non-guarantor subsidiaries accounted for $55.9 million of revenue, or approximately 10% of our consolidated total.

As of September 30, 2014, our non-guarantor subsidiaries accounted for:

•	$88.6 million, or approximately 5% of our total assets; and

•	$44.2 million, or approximately 4% of our total liabilities.

Ranking	The exchange notes and the guarantees will be our and the guarantors’ senior unsecured obligations. The exchange notes and guarantees will:

•	rank senior in right of payment to our and our guarantors’ existing and future subordinated indebtedness, including Parent’s indebtedness under the Amortizing Notes that comprise part of the Units;

•	rank equally in right of payment with all of our and our guarantors’ existing and future senior indebtedness (including borrowings under the Senior Unsecured Facility), our $425.0 million in aggregate principal amount of 8.5% Senior Notes due 2020 (the “2020 Notes”) and our $150.0 million in aggregate principal amount of 5.75% Senior Notes due 2019 (the “2019 Notes”));

•	be effectively subordinated to our and the guarantors’ existing and future secured indebtedness, including indebtedness under our Revolving Credit Facility and our additional project-level financing facilities with aggregate borrowing capacity of $27.3 million for certain construction projects and land acquisitions, in each case to the extent of the value of the collateral securing such debt; and

•	be structurally subordinated to all existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the notes.

As of September 30, 2014, our non-guarantor subsidiaries had approximately $44.2 million of outstanding liabilities, which would rank effectively senior to the notes offered hereby, with respect to the assets of such non- guarantor subsidiaries.

Optional Redemption	On or after August 15, 2017, we are entitled to redeem some or all of the notes, at the redemption prices specified in the section “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but not including, the redemption date.

We may also redeem some or all of the notes at any time prior to August 15, 2017, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a “make-whole” premium set forth in this prospectus, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

At any time prior to August 15, 2017, we are also entitled to redeem up to 35% of the aggregate principal amount of the notes (which include the outstanding notes) with an amount equal to the net cash proceeds of certain equity offerings by William Lyon Homes at a redemption price equal to 107% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Change of Control	If a change of control event occurs, each holder of exchange notes will have the right to require us to purchase all or a portion of its exchange notes at a purchase price equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest to the date of purchase. See “Description of the Notes—Change of Control.”

Certain Covenants	The indenture governing the exchange notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. See “Description of the Notes—Certain Covenants.”

If the exchange notes are assigned an investment grade rating by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no default or event of default has occurred or is continuing, certain covenants related to the exchange notes will be suspended. If either rating on the exchange notes should subsequently decline to below investment grade, the suspended covenants will be reinstated. See “Description of the Notes—Certain Covenants—Changes in Covenants When the Notes are Rated Investment Grade.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer.

Risk Factors

You should carefully consider the information under “Risk Factors” and all other information included in this prospectus, including the information incorporated herein by reference, before deciding to exchange your outstanding notes for exchange notes.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected consolidated financial and operating data of the Company and its subsidiaries as of and for each of the last five years ended December 31, 2013, and as of and for the nine-month periods ended September 30, 2013 and 2014, which includes the results of Polygon Northwest from the acquisition date of August 12, 2014, as the Company’s Washington and Oregon divisions. The financial data as of and for the years ended December 31, 2009 through 2013 has been derived from the Company’s audited consolidated financial statements and the related notes for the periods presented. The selected historical consolidated statement of operations data, other financial data and operating data for the nine month periods ended September 30, 2013 and 2014 and balance sheet data as of September 30, 2014 have been derived from the Company’s unaudited financial statements and the related notes for the periods presented.

Unless otherwise stated or the context otherwise requires, any reference hereinafter to the “Successor” reflects the operations of the Company post-emergence from February 25, 2012 (the “Emergence Date”), and any reference to the “Predecessor” refers to the operations of the Company pre-emergence prior to the Emergence Date. As a result of the consummation of the Company’s prepackaged joint plan of reorganization in February 2012 (the “Plan”) on the Emergence Date, the Company adopted Fresh Start Accounting in accordance with ASC 852.

The selected historical consolidated financial data set forth below are not necessarily indicative of the results of future operations. Fresh start accounting required the Company to value its assets and liabilities to their related fair values. In addition, the Company adjusted its accumulated deficit to zero at the Emergence Date. Items such as accumulated depreciation, amortization and accumulated deficit were reset to zero. The Company allocated the reorganization value to the individual assets and liabilities based on their estimated fair values. Items such as accounts receivable, prepaid and other assets, accounts payable, certain accrued liabilities and cash, whose fair values approximated their book values, reflected values similar to those reported prior to emergence from bankruptcy. Items such as real estate inventories, property, plant and equipment, certain notes receivable, certain accrued liabilities and notes payable were adjusted from amounts previously reported. Because the Company adopted fresh start accounting at emergence and because of the significance of liabilities subject to compromise that were relieved upon emergence from bankruptcy, the historical financial statements of the Predecessor and the financial statements of the Successor are not comparable. Refer to the notes to the Company’s consolidated financial statements incorporated by reference in this prospectus for further details relating to fresh start accounting.

You should read this information in conjunction with the financial information included elsewhere or incorporated by reference in this herein. See “Where You Can Find More Information.”

	Successor(1)				Predecessor(1)
($ in thousands except per share data)	Nine Months Ended September 30, 2014	Year Ended December 31, 2013	Nine Months Ended September 30, 2013	Period from February 25, through December 31, 2012	Period from January 1, through February 24, 2012	Year Ended December 31,
						2011	2010	2009
Statement of Operations Data:
Revenues
Home sales	$504,546	$521,310	$338,434	$244,610	$16,687	$207,055	$266,865	$253,874
Lots, land and other sales	1,926	18,692	3,248	104,325	—	—	17,204	21,220
Construction services	30,186	32,533	21,439	23,825	8,883	19,768	10,629	34,149

Total revenues	536,658	572,535	363,121	372,760	25,570	226,823	294,698	309,243

Operating income (loss)	45,655	55,857	26,462	4,666	(2,684)	(148,015)	(117,843)	(161,301)
Income (loss) before reorganization items and provision for (benefit from) income taxes	46,495	53,765	24,117	(4,325)	(4,961)	(171,706)	(135,867)	(122,861)
Reorganization items, net(2)	—	(464)	(464)	(2,525)	223,458	(21,182)	—	—
(Provision for) benefit from income taxes	(12,779)	82,302	(6,366)	(11)	—	(10)	412	101,908
Net income (loss)	33,716	135,603	17,287	(6,861)	228,497	(192,898)	(135,455)	(20,593)
Net income (loss) available to common stockholders	$26,620	$127,604	$10,880	$(11,602)	$228,383	(193,330)	$(136,786)	$(20,525)

Income (loss) per common share:
Basic	$0.85	$5.16	$0.48	$(0.93)	$228,383	$(193,330)	$(136,786)	$(20,525)
Diluted	0.81	4.95	0.46	(0.93)	228,383	(193,330)	136,786)	(20,525)
Weighted average common shares outstanding:
Basic	31,184,101	24,736,841	22,569,810	12,489,435	1,000	1,000	1,000	1,000
Diluted	32,725,164	25,796,197	23,446,954	12,489,435	1,000	1,000	1,000	1,000
Other Financial Data:
Adjusted homebuilding gross margin(3)	133,047	154,582	97,089	$64,682	$3,449	$40,468	$57,876	$52,366
Adjusted homebuilding gross margin percentage(3)	26.4%	29.7%	28.7%	26.4%	20.7%	19.6%	21.7%	20.6%
Adjusted EBITDA(4)	73,763	95,793	52,358	40,541	$(8,435)	$(21,357)	$16,612	$(95,666)
Adjusted EBITDA margin percentage(5)	13.7%	16.7%	14.4%	10.9%	(33.0%)	(9.4%)	5.6%	(30.9%)
Operating Data (including consolidated joint ventures) (unaudited):
Number of net new home orders	1,210	1,322	1,030	956	175	669	650	869
Number of homes closed	1,036	1,360	969	883	67	614	760	915
Average sales price of homes closed	$487	$383	$349	$277	$249	$337	$351	$278
Cancellation rates	16%	17%	15%	15%	8%	18%	19%	21%
Average number of sales locations	40	25	23	18	20	19	18	25
Backlog at end of period, number of homes(6)	728	368	467	406	246	139	84	194
Backlog at end of period, aggregate sales value(6)	$382,867	$200	$208,081	$115,449	$63,434	$29,329	$30,077	$56,472

	Successor(1)			Predecessor(1)
	September 30, 2014	December 31, 2013	December 31, 2012	December 31
				2011	2010	2009
(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$35,119	$171,672	$71,075	$20,061	$71,286	$117,587
Real estate inventories—Owned	1,378,432	671,790	421,630	398,534	488,906	523,336
Real estate inventories—Not owned	—	12,960	39,029	47,408	55,270	55,270
Total assets	1,653,649	1,010,411	581,147	496,951	649,004	860,099
Total debt	1,041,707	469,355	338,248	563,492	519,731	590,290
Redeemable convertible preferred stock	—	—	71,246	—	—	—
Total William Lyon Homes stockholders’ equity (deficit)	456,297	428,179	62,712	(179,516)	13,814	150,600

(1)	Successor refers to William Lyon Homes and its consolidated subsidiaries on and after the Emergence Date, after giving effect to: (i) the cancellation of shares of our common stock issued prior to February 25, 2012; (ii) the issuance of shares of new common stock, and settlement of existing debt and other adjustments in accordance with the Plan; and (iii) the application of fresh start accounting. Predecessor refers to William Lyon Homes and its consolidated subsidiaries up to the Emergence Date. In relation to the adoption of fresh start accounting in conjunction with the confirmation of the Plan, the results of operations for 2012 separately present the period from January 1, 2012 through February 24, 2012 as the pre-bankruptcy emergence, predecessor entity and the period from February 25, 2012 through December 31, 2012 as the successor entity. As such, the application of fresh start accounting as described in Note 2 of the “Notes to Consolidated Financial Statements” is reflected in the period from February 25, 2012 through December 31, 2012 and not the period from January 1, 2012 through February 24, 2012. Certain statistics including (i) net new home orders, (ii) average number of sales locations, (iii) backlog, (iv) number of homes closed, (v) homes sales revenue and (vi) average sales price of homes closed are not affected by the fresh start accounting.
(2)	The Company recorded reorganization items of $0.0 million, $(0.5) million, $(0.5) million, $(2.5) million, $233.5 million and $(21.2) million during the nine months ended September 30, 2014, the nine months ended September 30, 2013 and the year ended December 31, 2013, the period from February 25, 2012 through December 31, 2012, the period from January 1, 2012 through February 24, 2012, and the year ended December 31, 2011, respectively.
(3)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting have on homebuilding gross margin and allows investors to make better comparisons with our competitors. For comparative purposes, purchase accounting is the net adjustment in basis related to the acquisition of our Colorado, Washington and Oregon operating divisions. A reconciliation of adjusted homebuilding gross margin to homebuilding gross margin is provided as follows:

	Successor(1)				Predecessor(1)
	Nine Months Ended September 30,	Year Ended December 31,	Nine Months Ended September 30,	Period from February 25 through December 31,	Period from January 1 through February 24,	Year Ended December 31,
	2014	2013	2013	2012	2012	2011	2010	2009
(dollars in thousands)
Home sales revenue	$504,546	$521,310	$338,434	$244,610	$16,687	$207,055	$266,865	$253,874
Cost of home sales	(392,083)	(405,496)	(267,932)	(203,203)	(14,598)	(184,489)	(225,751)	219,486

Homebuilding gross margin	112,463	115,814	70,502	41,407	2,089	22,566	41,114	34,388
Add: Interest in cost of sales	16,496	31,853	20,729	22,728	1,360	18,082	16,762	17,978
Add: Purchase accounting adjustments	4,088	6,915	5,858	547	—	—	—	—

Adjusted homebuilding gross margin	133,047	154,582	97,089	$64,682	$3,449	$40,648	$57,876	$52,366

Adjusted homebuilding gross margin percentage	26.4%	29.7%	28.7%	26.4%	20.7%	19.6%	21.7%	20.6%

(4)	Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP. Adjusted EBITDA means net income (loss) plus (i) provision for (benefit from) income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) gain (loss) on retirement of debt, (vi) loss on sale of fixed assets, (vii) depreciation and amortization, (viii) distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures, (ix) equity in (income) loss of unconsolidated joint ventures less equity in income of unconsolidated joint ventures, (x) stock-based compensation expense, (xi) non-cash reorganization items, (xii) one-time transaction expenses and (xiii) non-cash purchase accounting adjustments. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to investors regarding our results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net income (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income (loss) attributable to the Company to adjusted EBITDA is provided as follows:

	Successor(1)				Predecessor(1)
	Nine Months Ended September 30,	Year Ended December 31,	Nine Months Ended September 30,	Period from February 25, through December 31,	Period from January 1, through February 24,	Year Ended December 31,
	2014	2013	2013	2012	2012	2011	2010	2009
Net income (loss) attributable to William Lyon Homes	$26,620	$129,132	$12,408	$(8,859)	$228,383	$(193,330)	$(136,786)	$(20,525)
Provision for (benefit from) income taxes	12,779	(82,302)	6,366	11	—	10	(412)	(101,908)
Interest expense
Interest incurred	38,818	31,875	22,511	30,526	7,145	61,464	62,791	48,782
Interest capitalized	(38,818)	(29,273)	(19,909)	(21,399)	(4,638)	(36,935)	(39,138)	12,880
Amortization of capitalized interest included in cost of sales	16,496	31,853	20,729	27,791	1,360	18,082	16,762	17,978
Non-cash impairment charge	—	—	—	—	—	128,314	111,860	45,269
Gain (loss) on extinguishment of debt	—	—	—	1,392	—	—	(5,572)	(78,144)
Loss on sale of fixed assets	—	4	4	—	—	83	122	3,009
Depreciation and amortization	5,240	3,795	2,184	6,631	586	3,875	3,718	1,493
Transaction expenses	5,768	—	—	202	—	—	—	—
Non-cash purchase accounting adjustments	4,088	6,915	5,858	547	—	—	—	—
Distributions of income from unconsolidated joint ventures	—	—	—	—	—	685	4,183	840
Equity in (income) loss of unconsolidated joint ventures	—	—	—	—	—	(3,605)	(916)	420
Stock-based compensation	2,772	3,793	2,207	3,699	—	—	—	—
Non-cash reorganization items	—	—	—	—	(241,271)	—	—	—

Adjusted EBITDA	$73,763	$95,793	$52,358	$40,541	$(8,435)	$(21,357)	$16,612	$(95,666)

(5)	Adjusted EBITDA margin percentage is calculated as Adjusted EBITDA, as defined in (4) above, divided by total revenues during the period.
(6)	Backlog consists of homes sold under pending sales contracts that have not yet closed, some of which are subject to contingencies, including mortgage loan approval and the sale of existing homes by customers. There can be no assurance that homes sold under pending sales contracts will close. Of the total homes sold subject to pending sales contracts as of September 30, 2014 and December 31, 2013, 644 and 308, respectively, represent homes completed or under construction and 84 and 60, respectively, represent homes not yet under construction.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For the nine months ended September 30, 2014 and the year ended December 31, 2013, our earnings were in excess of fixed charges. The following table sets forth our historical ratio of earnings to fixed charges and amount of excess of fixed charges and preferred stock dividends to earnings, as applicable, for the periods indicated.

	Successor(1)			Predecessor(1)
	Nine Months Ended September 30,	Year Ended December 31,	Period From February 25, through December 31,	Period from January 1, through February 24,	Year Ended December 31,
	2014	2013	2012	2012	2011	2010	2009
Ratio of earnings to fixed charges(2)	1.61x	2.72x	1.02x	—	—	—	—
Excess of fixed charges to earnings (loss)(2)	$—	$—	$—	$(16,050)	$(86,347)	$(52,871)	$(150,218)
Excess of combined fixed charges and preferred stock dividends to earnings (loss)(2)	$—	$—	$(2,097)	N/A	N/A	N/A	N/A

(1)	Successor refers to William Lyon Homes and its consolidated subsidiaries on and after the Emergence Date, after giving effect to: (i) the cancellation of shares of our common stock issued prior to February 25, 2012; (ii) the issuance of shares of our new common stock, and settlement of existing debt and other adjustments in accordance with the Plan; and (iii) the application of fresh start accounting. Predecessor refers to William Lyon Homes and its consolidated subsidiaries up to the Emergence Date. In relation to the adoption of fresh start accounting in conjunction with the confirmation of the Plan, the results of operations for 2012 separately present the period from January 1, 2012 through February 24, 2012 as the pre-emergence, predecessor entity and the period from February 25, 2012 through December 31, 2012 and all subsequent periods as the successor entity. As such, the application of fresh start accounting is reflected in the period from February 25, 2012 through December 31, 2012 and not the period from January 1, 2012 through February 24, 2012.
(2)	The term “fixed charges” means the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) portion of rent expense considered to be interest, and (d) preference security dividend requirements of consolidated subsidiaries. The term “preference security dividend” is the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities. The term “earnings” means the sum of (a) pre-tax income from continuing operations and (b) fixed charges.

RISK FACTORS

In this section, we describe risks relating to our capital structure, the exchange notes and the exchange offer. In addition to the other information in this prospectus, you should carefully consider the following risks before deciding to exchange your outstanding notes for exchange notes. Investors considering investing in the exchange notes should also read the description of risks relating to our business included in Item 1A of our Annual Report on Form 10-K for our fiscal year ended December 31, 2013 and in our subsequent filings with the SEC that are incorporated by reference into this prospectus. If any of these risks actually occur, our business, prospects, liquidity, financial condition or operating results could be materially adversely affected, which, in turn, could adversely affect our ability to pay interest or principal on the exchange notes or otherwise fulfill our obligations under the indenture. In addition, please read “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included in this prospectus.

Risks Related to Our Capital Structure

We have substantial outstanding indebtedness and may incur additional debt in the future.

We are highly leveraged. At September 30, 2014, on a pro forma basis for the offering and sale of the Units (including the Amortizing Notes that are part of the Units) and use of proceeds therefrom to pay down a portion of the outstanding indebtedness under the Senior Unsecured Facility, the total outstanding principal amount of our debt would have been $950.9 million. In addition, we have the ability to incur additional indebtedness under our Revolving Credit Facility, subject to a borrowing base formula, and under our project-level financing facilities. As of September 30, 2014, we would have had approximately $73.3 million of additional borrowing capacity under our Revolving Credit Facility and our project-level financing facilities. Moreover, the terms of the indentures governing the outstanding notes, 2020 Notes, the 2019 Notes and the Amortizing Notes permit us to incur additional debt, and the Senior Unsecured Facility and the Revolving Credit Facility permit us to incur additional debt, subject to certain restrictions. Our high level of indebtedness could have detrimental consequences, including the following:

•	the ability to obtain additional financing as needed for working capital, land acquisition costs, building costs, other capital expenditures, or general corporate purposes, or to refinance existing indebtedness before its scheduled maturity, may be limited;

•	we will need to use a substantial portion of cash flow from operations to pay interest and principal on our indebtedness, which will reduce the funds available for other purposes;

•	if we are unable to comply with the terms of the agreements governing our indebtedness, the holders of that indebtedness could accelerate that indebtedness and exercise other rights and remedies against us;

•	if we have a higher level of indebtedness than some of our competitors, it may put us at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in the industry, including increased competition; and

•	the terms of any refinancing may not be as favorable as the debt being refinanced.

We cannot be certain that cash flow from operations will be sufficient to allow us to pay principal and interest on our debt, support operations and meet other obligations. If we do not have the resources to meet these and other obligations, we may be required to refinance all or part of our outstanding debt, sell assets or borrow more money. We may not be able to do so on acceptable terms, in a timely manner, or at all. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of our assets on disadvantageous terms, potentially resulting in losses. Defaults under our debt agreements could have a material adverse effect on our business, prospects, liquidity, financial condition or results of operations.

The agreements governing our debt impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions.

The agreements governing our debt impose significant operating and financial restrictions. These restrictions limit our ability, among other things, to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or prepay subordinated debt;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of our assets.

Our July 3, 2014 amendment to our Revolving Credit Facility incorporated, among other changes, a minimum borrowing base availability of $50.0 million and increased the maximum leverage ratio from 60% to 75% for the first four fiscal quarters following the Acquisition. Pursuant to the amendment, the minimum borrowing base availability is scheduled to decrease sequentially by $5.0 million the first day after each fiscal quarter end, commencing on January 1, 2015. In addition, the maximum leverage ratio will decrease from 75% to 70% on the last day of the fifth fiscal quarter following the closing of the Acquisition, and for the fiscal quarters thereafter, will return to 60%. We cannot assure you that we will have adequate liquidity to meet our obligations, including our obligations with respect to our outstanding senior notes and our other indebtedness, once the minimum borrowing base availability declines or falls away, nor can we assure you that we will be in compliance with our maximum leverage ratio covenant once the required level reverts to 60%. After giving pro forma effect to the issuance and sale of the Units (including the Amortizing Notes that are part of the Units) and the use of proceeds therefrom to pay down a portion of the outstanding indebtedness under the Senior Unsecured Facility, our leverage ratio as of September 30, 2014, as calculated under the Revolving Credit Facility, would have been 67%. Failure to have sufficient borrowing base availability in the future or to be in compliance with our maximum leverage ratio under the Revolving Credit Facility could have a material adverse effect on our operations and financial condition.

In addition, we may in the future enter into other agreements refinancing or otherwise governing indebtedness which impose yet additional restrictions and covenants, including covenants limiting our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our stockholders and otherwise affect our operating policies. These restrictions may adversely affect our ability to finance future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

A breach of the covenants under the indentures governing our notes or any of the agreements governing our indebtedness could result in an event of default under the indentures governing our notes or other such agreements.

A default under the indenture governing the exchange notes offered hereby, the indentures governing our 2019 Notes, 2020 Notes and Amortizing Notes, our Revolving Credit Facility or other agreements governing our indebtedness may allow our creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing the Revolving Credit Facility would permit the lenders thereunder to terminate all commitments to extend further credit under the Revolving Credit Facility. Furthermore, if we were unable to repay the amounts due and payable under our Revolving Credit Facility or other future secured credit facilities, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or the holders of our notes accelerate the repayment of our borrowings, we cannot assure that we and our subsidiaries would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

Potential future downgrades of our credit ratings could adversely affect our access to capital and could otherwise have a material adverse effect on us.

Over the past few years, rating agencies have downgraded our corporate credit rating due to the deterioration in our homebuilding operations, credit metrics and other earnings-based metrics, as well as our high leverage and a significant decrease in our tangible net worth. These ratings and our current credit condition affect, among other things, our ability to access new capital, especially debt, and negative changes in these ratings may result in more stringent covenants and higher interest rates under the terms of any new debt. Our credit ratings could be further downgraded or rating agencies could issue adverse commentaries in the future, which could have a material adverse effect on our business, results of operations, financial condition and liquidity. In particular, a weakening of our financial condition, including a significant increase in our leverage or decrease in our profitability or cash flows, could adversely affect our ability to obtain necessary funds, result in a credit rating downgrade or change in outlook, or otherwise increase our cost of borrowing.

We may not have access to other capital resources to fund our liquidity needs.

There is no assurance that cash generated from our operations, proceeds raised in capital markets transactions, or borrowings incurred under our credit agreements will be sufficient to finance our capital projects or otherwise fund our liquidity needs. If our future cash flows from operations and other capital resources are insufficient to finance our capital projects or otherwise fund our liquidity needs, we may be forced to:

•	reduce or delay our business activities and capital expenditures;

•	sell assets;

•	obtain additional debt or equity capital; or

•	restructure or refinance all or a portion of our debt, including the notes, on or before maturity.

These alternative measures may not be successful and we may not be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all. In addition, the terms of our debt, including the notes and our credit agreements, will limit our ability to pursue these alternatives.

Risks Related to the Exchange Notes

The exchange notes are not secured by our assets, or the assets of the guarantors, and our secured creditors will be entitled to remedies available to a secured creditor, which give them priority over you to collect amounts due to them.

The exchange notes and the related guarantees will not be secured by any of our assets or any of the assets of the guarantors. Our obligations under our Revolving Credit Facility are secured by a pledge of all equity interests held by the guarantors thereof. We have also entered into various other project-level financing facilities for certain construction projects and land acquisitions, and our obligations thereunder are secured by the underlying projects or land, as applicable and the terms of the indenture governing the exchange notes offered hereby and the indentures governing our 2020 Notes, 2019 Notes and Amortizing Notes permit us to incur additional secured debt.

Because the exchange notes and the related guarantees will be unsecured obligations, your right of repayment may be compromised if any of the following situations occur:

•	we enter into a bankruptcy, liquidation, reorganization or any other winding-up proceeding;

•	there is a default in payment under our Revolving Credit Facility or our other existing or future secured indebtedness; or

•	there is an acceleration of any indebtedness under our Revolving Credit Facility or our other existing and future secured indebtedness.

If any of these events occurs, the secured lenders could sell those of our and our guarantors’ assets in which they have been granted a security interest, to your exclusion, even if an event of default exists under the Indenture at such time. Only when our obligations, if any, under the credit agreement governing our Revolving Credit Facility and any agreements governing other existing and future secured debt are satisfied in full will the proceeds of the collateral securing such indebtedness be available, subject to other permitted liens, to satisfy obligations under the notes and guarantees. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the notes and the note guarantees.

Fraudulent transfer and other laws may permit a court to void the issuance of the exchange notes and the note guarantees, and if that occurs, you may not receive any payments on the note guarantees.

The issuance of the exchange notes and the note guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, the incurrence of the obligations in respect of the exchange notes and the note guarantees, and the granting of the security interests in respect thereof, will generally be a fraudulent conveyance if (1) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a note guarantee, and, in the case of (2) only, one of the following is also true:

•	we or any of the guarantors were or was insolvent or rendered insolvent by reason of issuing the notes or the note guarantees;

•	payment of the consideration left us or any of the guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature. If a court were to find that the issuance of the exchange notes or a note guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such note guarantee or further subordinate the notes or such note guarantee to presently existing and future indebtedness of ours or such guarantor, require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such note guarantee or void or otherwise decline to enforce the security interests and related security agreements in respect thereof. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of the guarantors that could result in acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard used, that the issuance of the exchange notes and the note guarantees would not be subordinated to our or any guarantor’s other debt. If the note guarantees were legally challenged, any note guarantee could also be subject to the claim that, since the note guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration. Therefore, a court could void the obligations under the note guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes. In addition, a recent bankruptcy court decision in Florida questioned the validity of a customary savings clause in a note guarantee.

The exchange notes are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The exchange notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not guarantors of the exchange notes. In the event of a bankruptcy, insolvency, liquidation, dissolution or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

The indenture governing the exchange notes offered hereby, the indentures governing our 2020 Notes, 2019 Notes and Amortizing Notes and our other debt agreements allow our non-guarantor subsidiaries to incur additional debt, all of which would be structurally senior to the notes and the note guarantees to the extent of the assets of those non-guarantor subsidiaries. As of September 30, 2014, our non-guarantor subsidiaries had approximately $44.2 million of outstanding liabilities, which would rank effectively senior to the exchange notes offered hereby, with respect to the assets of such non-guarantor subsidiaries. The holders of the exchange notes are structurally subordinated to creditors of the non-guarantors and are subject to the foregoing risks concerning the amount of such structural subordination, among others.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes are new issues of securities for which there is no established public market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your exchange notes. Therefore, we cannot assure you that you will be able to sell your exchange notes at a particular time or the price that you receive when you sell will be favorable.

We may be unable to repurchase the exchange notes upon a change of control as required by the Indenture.

Upon the occurrence of certain specific kinds of change of control events, we must offer to repurchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest thereon. In such circumstances, we cannot assure you that we would have sufficient funds available to repay all of our indebtedness that would become payable upon a change of control and to repurchase all of the exchange notes. Our failure to purchase the exchange notes would be a default under the Indenture.

Many of the covenants contained in the indenture will be suspended if the exchange notes are rated investment grade by Standard & Poor’s and Moody’s and no default has occurred and is continuing.

Many of the covenants in the Indenture will be suspended if the exchange notes are rated investment grade by Standard & Poor’s and Moody’s, provided at such time no default has occurred and is continuing. These covenants restrict, among other things, our ability to pay dividends on our common stock, to incur debt and to enter into certain other transactions. There can be no assurance that the exchange notes will ever be rated investment grade. However, suspension of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade and the covenants are reinstated. Please read “Description of Notes—Certain Covenants—Changes in Covenants When the Notes are Rated Investment Grade.”

Risks Relating to the Exchange Offer

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your outstanding notes will continue to be subject to existing transfer restrictions and you may not be able to sell them freely.

We will not accept your outstanding notes for exchange if you do not follow the proper exchange offer procedures. We will issue exchange notes as part of the exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes, letter of transmittal and other required documents (or permitted equivalents thereof) by the expiration date of the exchange offer, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we may not accept your outstanding notes for exchange. For more information, see “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

If you do not exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the confidential offering circular distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless in transactions that are registered, or exempt from registration, under, or not subject to, the Securities Act (including pursuant to Rule 144 under the Securities Act, as and when available) and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information on how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the aggregate principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to reduction in liquidity. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to exchange your outstanding notes for exchange notes registered under the Securities Act and you will no longer be entitled to have your outstanding notes registered for resale under the Securities Act.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this prospectus and the documents that we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 of the Securities Exchange Act of 1934, as amended. Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates”, “hopes”, and similar expressions constitute forward-looking statements. Such statements may include, but are not limited to, information related to: anticipated operating results; our business prospects; home deliveries; community count; capital structure and leverage ratios; anticipated benefits to be realized from the Acquisition; market and industry trends; growth and expansion; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; and legal proceedings and claims. These forward-looking statements speak only as of the dates stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” in this prospectus, as well as in our other reports filed from time to time with the SEC. These factors include, but are not limited to:

•	our ability to integrate successfully the operations of Polygon Northwest with our existing operations and to realize the anticipated benefits from the Acquisition;

•	worsening in general economic conditions either nationally or in regions in which we operate;

•	worsening in markets for residential housing;

•	declines in real estate values, resulting in further impairment of our real estate assets;

•	volatility in the banking industry and credit markets;

•	terrorism or other hostilities involving the United States;

•	changes in mortgage and other interest rates;

•	conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing;

•	changes in generally accepted accounting principles or interpretations of those principles;

•	changes in prices of homebuilding materials;

•	the availability of labor and homebuilding materials;

•	adverse weather conditions;

•	competition for home sales from other sellers of new and resale homes;

•	cancellations and our ability to realize our backlog;

•	the occurrence of events such as landslides, earthquakes and other geologic events that may be uninsurable or not economically insurable;

•	changes in governmental laws and regulations;

•	our ability to comply with financial and other covenants under our debt instruments;

•	our ability to refinance the outstanding balances of our debt obligations at their maturity;

•	the timing of receipt of regulatory approvals and the opening of projects;

•	the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, the applicability and sufficiency of our insurance coverage;

•	the availability and cost of land for future development; and

•	other factors set forth under “Risk Factors” included herein, as well as those factors or conditions described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” in each case in our annual report on Form 10-K for the year ended December 31, 2013 and in subsequent filings with the SEC, incorporated by reference in this prospectus supplement.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain obligations under the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

UNAUDITED PRO FORMA OPERATING STATEMENTS

(in thousands except number of shares and per share amounts)

The following unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2012 and 2011 and the accompanying notes thereto have been prepared to illustrate the effects of certain adjustments related to the consummation of the Plan, giving effect to the adjustments as if the Company had emerged from bankruptcy on January 1, 2011. The pro forma adjustments and certain assumptions underlying these adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated statements of operations does not purport to project our future operating results as of any future date or for any future period. The unaudited pro forma condensed consolidated statements of operations are also not necessarily indicative of what our results of operations would have been if the effectiveness of the Plan had actually occurred as of January 1, 2011.

	Period Ended December 31, 2012	Plan of Reorganization Adjustments		Pro forma Year Ended December 31, 2012	Year Ended December 31, 2011	Plan of Reorganization Adjustments		Pro forma Year Ended December 31, 2011
Operating revenue
Home sales	$261,297	—		$261,297	$207,055	—		$207,055
Lots, land and other sales	104,325	—		104,325	—	—		—
Construction services	32,708	—		32,708	19,768	—		19,768

	398,330	—		398,330	226,823	—		226,823

Operating costs
Cost of sales—homes	(217,801)	524	(a)	(217,277)	(184,489)	982	(f)	(183,507)
Cost of sales—lots, land and other	(94,786)	—		(94,786)	(4,234)	—		(4,234)
Impairment loss on real estate assets	—	—		—	(128,314)	—		(128,314)
Construction services	(29,639)	—		(29,639)	(18,164)	—		(18,164)
Sales and marketing	(15,872)	—		(15,872)	(16,848)	—		(16,848)
General and administrative	(29,397)	—		(29,397)	(22,411)	—		(22,411)
Amortization of intangible assets	(5,757)	4,084	(b)	(1,673)	—	(3,151	)(g)	(3,151)
Other	(3,096)	—		(3,096)	(3,983)	—		(3,983)

	(396,348)	4,608		(391,740)	(378,443)	(2,169)		(380,612)

Equity in income of unconsolidated joint ventures	—	—		—	3,605	—		3,605

Operating income (loss)	1,982	4,608		6,590	(148,015)	(2,169)		(150,184)
Loss on extinguishment of debt	(1,392)	—		(1,392)	—	—		—
Interest expense, net of amounts capitalized	(11,634)	363	(c)	(11,271)	(24,529)	9,778	(h)	(14,751)
Other income, net	1,758	—		1,758	838	—		838

Loss before reorganization items and provision for income taxes	(9,286)	4,971		(4,315)	(171,706)	7,609		(164,097)
Reorganization items, net	230,933	(230,933	)(d)	—	(21,182)	21,182	(i)	—

Income (loss) before provision for income taxes	221,647	(225,962)		(4,315)	(192,888)	28,791		(164,097)
Provision for incomes taxes	(11)	—		(11)	(10)	—		(10)

Net income (loss)	221,636	(225,962)		(4,326)	(192,898)	28,791		(164,107)
Less: Net income attributable to noncontrolling interest	(2,112)	—		(2,112)	(432)	—		(432)

Net income (loss) attributable to William Lyon Homes	219,524	(225,962)		(6,438)	(193,330)	28,791		(164,539)
Preferred stock dividends	(2,743)	(459	)(e)	(3,202)	—	(3,023	)(j)	(3,023)

Net income (loss) available to common stockholders	$216,781	$(226,421)		$(9,640)	$(193,330)	$25,768		$(167,562)

Income (loss) per common share, basic and diluted	$2.10	—		$(0.10)	$(193,330)	—		$(1.81)
Weighted average common shares outstanding, basic and diluted	103,037,842	—		101,434,476	1,000	92,367,169	(k)	92,368,169
Weighted average additional common shares outstanding if preferred shares converted to common shares	68,002,529	—		67,526,058	—	64,831,831	(k)	64,831,831

(a)	Reflects adjustments made to cost of sales based on the fair value of inventory per the plan or reorganization. Adjustments were made to real estate inventories on a per project basis, were allocated pro rata to the number of homes in the project, and relieved to cost of sales based on the number of homes closed during the period.
(b)	Reflects the adjustment to amortization of intangible assets based on the Company emerging from Chapter 11 on January 1, 2011. The adjustment is comprised primarily of $4.0 million relating to amortization of homes in backlog that would have been fully amortized in the prior year, as well as adjustments to amortization of construction management contracts and joint venture management contracts for the period from January 1, 2012 through February 24, 2012.
(c)	Reflects the adjustment to interest expense based on the Prepetition Term Loan of $206.0 million at 14% interest and the old notes of $283.5 million at interest rates between 7.5% and 10.75%, post-bankruptcy emergence Amended Term Loan of $235.0 million at 10.25% interest, zero old notes and existing notes of $75.0 million at 12% interest for the period from January 1, 2012 through February 24, 2012.
(d)	Reflects the reversal of reorganization items comprised of cancellation of debt of $298.9 million, plan implementation adjustments of $49.3 million, professional fees of $9.7 million and write-off of deferred loan costs of $8.3 million.
(e)	Reflects the amount of preferred stock dividends that would have been accrued for the period from January 1, 2012 through February 24, 2012.
(f)	Reflects adjustments made to cost of sales based on the fair value of inventory per the plan of reorganization. Adjustments were made to real estate inventories on a per project basis, were allocated pro rata to the number of homes in the project, and relieved to cost of sales based on the number of homes closed during the year.
(g)	Reflects the adjustment to amortization of intangible assets based on the Company emerging from Chapter 11 on January 1, 2011. The Company would have recorded intangible assets relating to homes in backlog with a fair value of $2.4 million, which would have been fully amortized during the 2011 period, as all the homes in backlog at January 1, 2011 closed during the 2011 period. Additionally, the Company would have recorded intangible assets relating to construction management contracts of $4.6 million and joint venture management contracts of $0.8 million and would have recorded amortization expense based on the number of homes closed of $0.6 million and $0.2 million respectively.
(h)	Reflects the adjustment to interest expense based on California Lyon’s pre-bankruptcy petition loan agreement with ColFin WLH Funding, LLC and certain other lenders (the “Prepetition Term Loan”) of $206.0 million at 14% interest and old notes of $283.5 million at interest rates between 7.5% and 10.75% versus the Amended Term Loan of $235.0 million at 10.25% interest, no outstanding balance on old notes and existing notes of $75.0 million at 12% interest for the 2011 period.
(i)	Reflects the reversal of reorganization items, which is comprised of legal and professional fees incurred in connection with the Chapter 11 cases.
(j)	Reflects the amount of preferred stock dividends that would have been accrued had the Company emerged from Chapter 11 on January 1, 2011.
(k)	Reflects the weighted average common shares outstanding in accordance with the plan of reorganization.

THE EXCHANGE OFFER

As used in this section of the prospectus, the terms “we,” “us,” and “our” and similar expressions refer only to (i) Escrow Issuer before the Escrow Merger and Assumption and (ii) William Lyon Homes, Inc. and not to its subsidiaries or Parent, from and after the Escrow Merger and Assumption, unless otherwise stated or the context otherwise requires.

General

We are offering to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your outstanding notes pursuant to the exchange offer, in permitted denominations.

As of the date of this prospectus, $300,000,000 aggregate principal amount of 7.00% Senior Notes due 2022 is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all registered holders of outstanding notes known to us on or about     ,     . Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to the satisfaction or waiver of certain conditions set forth under “—Conditions to the Exchange Offer” below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

We issued $300,000,000 in aggregate principal amount of the outstanding notes on August 11, 2014 (the “original issue date”). In connection with the private offering and sale of the outstanding notes, we and the guarantors of the notes entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. The following description of the registration rights agreement is only a brief summary of the agreement. It does not purport to be complete and is qualified in its entirety by reference to all of the terms, conditions and provisions of the registration rights agreement. For further information, please refer to the registration rights agreement listed in the exhibit index in the registration statement of which this prospectus forms a part. Pursuant to the registration rights agreement, we agreed to use our commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to become effective within 180 days after the original issue date and to cause the exchange offer to be consummated within 210 days after the original issue date. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act, and the exchange notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement.

Pursuant to the registration rights agreement and under the circumstances set forth below, we and the guarantors of the notes agreed to use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective until the earlier of two years from the original issue date and the date on which no notes are Transfer Restricted Securities (as defined in the registration statement). These circumstances include:

•	if applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

•	if, for any other reason, we do not consummate the exchange offer within 210 days of the original issue date;

•	if an initial purchaser of the outstanding notes notifies us following consummation of the exchange offer that outstanding notes held by it are not eligible to be exchanged for exchange notes in the exchange offer; or

•	certain holders are prohibited by law or SEC policy from participating in the exchange offer or may not resell the exchange notes acquired by them in the exchange offer to the public without delivering a prospectus.

If we fail to comply with specified obligations under the registration rights agreement, we will be required to pay additional cash interest to holders of the outstanding notes. Such additional interest will generally be required to be paid if:

•	we fail to file any of the registration statements required by the registration rights agreement on or prior to the date specified for such filing;

•	on or prior to the 210th day after the original issue date, the exchange offer has not been consummated and the shelf registration statement has not been declared effective by the SEC;

•	the shelf registration statement (if required in lieu of the exchange offer) has not been declared effective by the SEC on or prior to the applicable date specified in the registration rights agreement; or

•	after the registration statement of which this prospectus forms a part or the shelf registration statement, as the case may be, is effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions).

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you will acquire the exchange notes in the ordinary course of your business;

•	at the time of the commencement of the exchange offer, you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes, as defined by Rule 405 of the Securities Act, or if you are an “affiliate,” you will comply with the registration and prospectus-delivery requirements of the Securities Act to the extent applicable; and

•	you are not engaged in, and do not intend to engage in, a distribution of exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus-delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are our “affiliate,” or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus-delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, or for the resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 in excess thereof of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer. In exchange for each outstanding note surrendered in the exchange offer, we will issue exchange notes with a like principal amount.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act and the exchange notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $300,000,000 aggregate principal amount of the outstanding notes is outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and be entitled to the rights and benefits that such holders have under the indenture relating to such holders’ outstanding notes and the registration rights agreement, except we will not have any further obligations to provide for the registration of the outstanding notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept outstanding notes for exchange upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the information under the caption “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

As used in this prospectus, the term “expiration date” means midnight, New York City time, on the evening of     ,     . However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notification will set forth, among other things, the approximate number of outstanding notes tendered to date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•	to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend an exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer, or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” and

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the offer and sale of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, you must comply with either of the following conditions:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly instruct the registered holder to tender outstanding notes on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. We are not responsible for any delays in any such transfer.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act, unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also so indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

Any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Our interpretation of the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and our resolution of all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured before the expiration date. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will we or any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, which we refer to as a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes, but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal, within three business days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to the expiration date. For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the certificate numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution, unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine, in our reasonable discretion, all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. U.S. Bank National Association, also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

Attention: Specialized Finance

(if by mail, registered or certified recommended)

By Facsimile:	To Confirm by Telephone:

(651) 466-7372	(800) 934-6802
Attention: Specialized Finance

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of the notes.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the confidential offering circular distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes except in transactions that are registered under the Securities Act or if the offer or sale is exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES

As used below in this “Description of the Notes” section, the term “Issuer,” “we,” “us” or “our” means (i) Escrow Issuer, before the Escrow Merger and Assumption, (ii) William Lyon Homes, Inc. and not to its subsidiaries or Parent, from and after the Escrow Merger and Assumption, and (iii) the “Parent” means William Lyon Homes, a Delaware corporation, and its successors, but not any of its subsidiaries, in each case unless otherwise stated or the context otherwise requires.

On August 11, 2014, WLH PNW Finance Corp. (“Escrow Issuer”), a wholly owned subsidiary of William Lyon Homes, Inc., a California corporation (“California Lyon”), issued $300,000,000 in aggregate principal amount of 7.00% Senior Notes due 2022, which we refer to as the “outstanding notes”, under an Indenture, dated as of August 11, 2014 (the “Indenture”), between the Escrow Issuer and U.S. Bank National Association, as trustee (the “Trustee”). On August 12, 2014, on the date of consummation of the acquisition of the residential homebuilding operations of PNW Home Builders, L.L.C. (the “Acquisition”), Escrow Issuer merged with and into California Lyon, which we refer to as the “Escrow Merger”, and California Lyon assumed the obligations of the Escrow Issuer under the outstanding notes and the related Indenture by operation of law, which we refer to as the “Assumption”. Following the Escrow Merger, California Lyon became the obligor under the outstanding notes, and the outstanding notes are guaranteed on a senior unsecured basis by Parent and certain of its existing and future wholly owned subsidiaries, including the entities acquired through the Acquisition.

The Issuer will issue in exchange for the outstanding notes up to $300,000,000 aggregate principal amount of 7.00% Senior Notes that have been registered under the Securities Act, which we refer to as the “exchange notes”. Except as otherwise indicated below, the following summary applies to both the exchange notes and the outstanding notes, unless otherwise indicated. The term “Notes” means the exchange notes and the outstanding notes, unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act and the exchange notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement.

The following description is a summary of the material provisions of the Indenture. This summary does not restate the Indenture in its entirety. We urge you to read the Indenture because the Indenture, and not this description, defines your rights as a holder of the Notes. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.” Certain defined terms used in this description but not defined below under the heading “—Certain Definitions” have the meanings assigned to them in the Indenture. Requests for copies of the Indenture should be directed to Colin T. Severn, c/o William Lyon Homes, 4695 MacArthur Court, 8th Floor, Newport Beach, California 92660, phone (949) 833-3600.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The Notes:

•	are senior unsecured obligations of the Issuer;

•	are effectively subordinated to the Issuer’s obligations under any existing or future secured Indebtedness, including Indebtedness incurred under the Issuer’s $100.0 million Revolving Credit Facility and certain project-level financing for certain construction projects and land acquisitions, in each case, to the extent of the value of the collateral securing such Indebtedness;

•	are pari passu in right of payment with all senior Indebtedness of the Issuer, including Indebtedness under the Issuer’s senior unsecured facility (the “Senior Unsecured Facility”), the Issuer’s $425.0 million in aggregate principal amount of 8.5% Senior Notes due 2020 and the Issuer’s $150.0 million in aggregate principal amount of 5.75% Senior Notes due 2019;

•	are senior in right of payment to any future subordinated Indebtedness of the Issuer; and

•	are structurally subordinated to all existing and future liabilities (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes.

The Note Guarantees

The Issuer’s obligations under the Notes and the Indenture are jointly, severally and unconditionally guaranteed (the “Note Guarantees”) by the Guarantors. The Guarantors are William Lyon Homes and certain of its wholly owned subsidiaries.

The Note Guarantees:

•	are a senior unsecured obligation of that Guarantor;

•	are effectively subordinated to that Guarantor’s obligations under any existing or future secured Indebtedness, including Indebtedness incurred under the Issuer’s $100.0 million Revolving Credit Facility and certain project-level financing for certain construction projects and land acquisitions, in each case, to the extent of the value of the collateral securing such Indebtedness;

•	are pari passu in right of payment with all senior Indebtedness of that Guarantor;

•	are senior in right of payment to any future subordinated Indebtedness of that Guarantor, including Parent’s indebtedness under the senior subordinated amortizing notes due December 1, 2017 (the “Amortizing Notes”) that comprise part of Parent’s 6.50% tangible equity units (the “Units”); and

•	are structurally subordinated to all existing and future liabilities (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes.

Principal, Maturity and Interest

As of the date of this prospectus, $300.0 million aggregate principal amount of Notes are currently outstanding. The Notes are issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on August 15, 2022. Subject to our compliance with the covenant described under the subheading “—Certain Covenants—Limitations on Additional Indebtedness,” we will be permitted to issue additional Notes from time to time under the Indenture (the “Additional Notes”). The Notes and Additional Notes, if any, will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that a separate CUSIP will be issued for any Additional Notes unless the Notes and the Additional Notes are fungible for U.S. federal income tax purposes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the “Notes” include any Additional Notes actually issued.

Interest on the Notes will accrue at the rate of 7.00% per annum and will be payable semiannually in arrears on February 15 and August 15 commencing on February 15, 2015. We will make each interest payment to the holders of record of the Notes on the immediately preceding February 1 and August 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

Interest on the Notes will accrue from the Issue Date or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, all payments on such Holder’s Notes will be made in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The Trustee will initially act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Issuer may act as Paying Agent or Registrar.

Optional Redemption

Except as set forth below, we will not be entitled to redeem the Notes at our option.

On and after August 15, 2017, we will be entitled at our option to redeem all or a portion of the Notes (which includes the Additional Notes, if any) upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the period commencing on August 15 of each of the years set forth below:

Period	Redemption Price
August 15, 2017	103.500%
August 15, 2018	101.750%
August 15, 2019 and thereafter	100.000%

In addition, any time prior to August 15, 2017, we will be entitled at our option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 107% plus accrued and unpaid interest to the redemption date, with an amount equal to the net cash proceeds from one or more Equity Offerings; provided, however, that

(1)	at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (with Notes held, directly or indirectly, by the Parent or its Affiliates being deemed to be not outstanding for purposes of such calculation); and

(2)	notice of such redemption shall have been given within 90 days after the date of the related Equity Offering.

Prior to August 15, 2017, we will be entitled, at our option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on August 15, 2017 (such redemption price being described in the second paragraph in this “—Optional Redemption” section exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through August 15, 2017 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after August 15, 2017, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to August 15, 2017, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to August 15, 2017.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Issuer.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC and their respective successors and assigns and two other nationally recognized investment banking firms selected by the Issuer that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee as follows:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

•	if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No individual Note shall be redeemed in part. In addition, if a partial redemption is made, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent (or, if the Issuer is the Paying Agent, has segregated and holds in trust) funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Except as set forth under “—Special Mandatory Redemption,” we are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions “—Change of Control” and “Certain Covenants—Limitations on Asset Sales.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Note Guarantees

As of the date hereof, all of the Parent’s Subsidiaries (other than Duxford Title Reinsurance Company, Cerro Plata Associates, LLC, Silver Creek Preserve, Nobar Water Company, Horsethief Canyon Partners and Lyon Mission, LLC), including the Issuer, are “Restricted Subsidiaries.” The Guarantors will jointly and severally guarantee, on a senior unsecured basis, our obligations under the Notes. The aggregate assets and revenues as of and for the nine months ended September 30, 2014 attributable to all subsidiaries of the Issuer that are not providing guarantees constituted approximately 5% and 10%, respectively, of the Parent’s consolidated assets and revenues as of and for the period ended such date.

Not all of our Subsidiaries guarantee the Notes. Unrestricted Subsidiaries will not be Guarantors. Under the circumstances described below under the subheading “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” the Parent is permitted to designate some of its other Subsidiaries (other than the Issuer) as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” is:

•	an Unrestricted Subsidiary will generally not be subject to the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is Designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

•	the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Parent for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

Each Subsidiary Guarantor that makes a payment under its Subsidiary Note Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Each Subsidiary Note Guarantee will contain a provision that will purport to limit the obligations of such Subsidiary Guarantor under its Subsidiary Note Guarantee as necessary to prevent that Subsidiary Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Exchange Notes—Fraudulent transfer and other laws may permit a court to void the issuance of the exchange notes and the note guarantees, and if that occurs, you may not receive any payments on the note guarantees.” If a Subsidiary Note Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Note Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Exchange Notes.” Pursuant to the Indenture, a Subsidiary Guarantor may consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any other Person to the extent described below under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”; provided, however, that if such other Person is not the Parent, the Issuer or a Subsidiary Guarantor, such Subsidiary Guarantor’s obligations under its Subsidiary Note Guarantee must be expressly assumed by such other Person, except that such assumption will not be required if such other Person is not a Subsidiary of the Parent and if in connection therewith the Parent provides an Officers’ Certificate to the Trustee to the effect that the Parent will comply with its obligations, if any, under the covenant described under “—Limitations on Asset Sales” in respect of such transaction. Upon any transaction described in the proviso above, the obligor on the related Subsidiary Note Guarantee will be released from its obligations thereunder.

The Subsidiary Note Guarantee of a Subsidiary Guarantor also will be released:

(1) upon the disposition of all or a portion of the Capital Stock of such Subsidiary Guarantor such that such Subsidiary Guarantor ceases to be a Subsidiary, if the sale or other disposition does not violate the covenant described under “—Limitations on Asset Sales”;

(2) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(3) at such time as such Subsidiary Guarantor does not have any Guarantees outstanding that would have required such Subsidiary Guarantor to enter into a Guarantee pursuant to the covenant described under “—Certain Covenants—Additional Note Guarantees”; or

(4) if we exercise our legal defeasance option or our covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Ranking

The Notes are general unsecured obligations of the Issuer. The Notes rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Note Guarantee is a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

The Notes and each Note Guarantee are effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. Although the Indenture contains limitations on the amount of additional Indebtedness, including secured Indebtedness, that the Issuer, Parent and the Restricted Subsidiaries may incur, under certain circumstances such Indebtedness may be substantial. As of September 30, 2014, on a pro forma basis to give effect to the issuance and sale of Parent’s Units (including the Amortizing Notes that are part of the Units) and use of proceeds therefrom to pay down a portion of the outstanding indebtedness under the Senior Unsecured Facility, the Issuer and the Guarantors would have had $950.9 million in outstanding Indebtedness, $41.3 million of which was secured and none of which was subordinated to the Notes and the Guarantees. In addition, the Issuer would have been able to incur up to $73.3 million of additional secured Indebtedness under its Revolving Credit Facility and project-level financing facilities as of September 30, 2014.

A portion of our operations is conducted through our Subsidiaries. As described above under “—Note Guarantees”, Subsidiary Guarantees may be released under certain circumstances. In addition, Duxford Title Reinsurance Company, Cerro Plata Associates, LLC, Silver Creek Preserve, Nobar Water Company, Horsethief Canyon Partners and Lyon Mission, LLC will not be Guarantors. Further, certain of our future Subsidiaries may not be required to guarantee the Notes. Claims of creditors of such non-Guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-Guarantor Subsidiaries, and claims of preferred stockholders of such non-Guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-Guarantor Subsidiaries over the claims of our creditors, including Holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-Guarantor Subsidiaries.

At September 30, 2014, the total liabilities of our subsidiaries (other than the Subsidiary Guarantors) were approximately $44.2 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock by certain of our subsidiaries, such limitation is subject to a number of significant qualifications and does not apply at all to Unrestricted Subsidiaries. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See “—Certain Covenants—Limitations on Additional Indebtedness.”

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that the Issuer repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the “parent entity”), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

(2) the stockholders of the Parent adopt a plan of liquidation or dissolution of the Parent; provided that a liquidation or dissolution of Parent which is part of a transaction that does not constitute a Change of Control pursuant to the proviso contained in clause (3) below shall not constitute a Change of Control;

(3) the merger or consolidation of the Parent with or into another Person or the merger of another Person with or into the Parent, or the sale of all or substantially all the assets of the Parent and its Restricted Subsidiaries (determined on a consolidated basis) to another Person; provided that a transaction following which (A) in the case of a merger or consolidation transaction, one or more holders of securities that represented 100% of the Voting Stock of the Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or (B) in the case of a sale of assets transaction, each transferee is or becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets shall not constitute a Change of Control; or

(4) the Parent ceases to own 100% of the Voting Stock of the Issuer.

Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder’s Notes at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given pursuant to “Optional Redemption” above.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Parent and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Parent and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitations on Additional Indebtedness” and “—Certain Covenants—Limitations on Liens”. Such restrictions are subject to numerous exceptions and can be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Accordingly, the covenants set forth in the Indenture may not afford holders of the Notes protection in the event of a highly leveraged transaction.

In the event a Change of Control occurs at a time when we are contractually prohibited from purchasing Notes, we may seek the consent of our lenders to the purchase of Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing Notes. In such case, our failure to offer to purchase Notes would constitute a Default under the Indenture, which would, in turn, constitute a default under our other Indebtedness, our Revolving Credit Facility and any credit agreements that we may enter into in the future.

Our current credit agreements contain, and any future indebtedness that we obtain may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repayment or repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase their Notes could cause a default under such other indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The definition of “Change of Control” includes the phrase “all or substantially all the assets.” Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Parent. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

Changes in Covenants when the Notes are Rated Investment Grade

The first day (such date, a “Suspension Date”) after August 11, 2014 (the “Escrow Release Date”) on which:

(a) the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(b) no Default has occurred and is continuing under the Indenture,

the covenants listed below will be suspended and the Parent, the Issuer and their Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the headings below:

“—Limitations on Additional Indebtedness,”

“—Limitations on Restricted Payments,”

“—Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries,”

“—Limitations on Transactions with Affiliates,”

“—Limitations on Asset Sales,”

“—Limitations on Designation of Unrestricted Subsidiaries,”

clause (3) of the first paragraph of “Limitations on Mergers, Consolidations, Etc.,” and

“—Additional Note Guarantees” (but only with respect to any Person that is required to become a Guarantor on or after the date of the commencement of the applicable Suspension Date)

(collectively, the “Suspended Covenants”). If at any time the Notes’ credit rating is below an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default is in existence and continuing at such time (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Rating Agencies); provided, however, that no Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Parent, the Issuer nor any of their Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants had remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to the first paragraph of “—Limitations on Additional Indebtedness” or one of the clauses set forth in the second paragraph of “—Limitations on Additional Indebtedness” (in each case to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to the first or second paragraph of “—Limitations on Additional Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (3) of the second paragraph of “—Limitations on Additional Indebtedness.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “—Limitations on Restricted Payments” will be made as though the covenant described under “—Limitations on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitations on Restricted Payments.” Notwithstanding the foregoing, no default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made during the Suspension Period.

During any period when the Suspended Covenants are suspended, the Board of Directors of the Parent may not designate any of the Parent’s Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Parent will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Holders of any Suspension Date or Reinstatement Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes upon written request. There can be no assurance that the Notes will ever achieve an Investment Grade Rating.

Limitations on Additional Indebtedness

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Parent, the Issuer or any Subsidiary Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the “Ratio Exception”).

Notwithstanding the above, so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) the incurrence by the Issuer or any Subsidiary Guarantor (and the Guarantee thereof by the Parent, the Issuer or any such Subsidiary Guarantor) of Indebtedness (including Refinancing Indebtedness) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the greater of $200.0 million and 20% of Consolidated Tangible Assets;

(2) the Notes and the Note Guarantees issued on the Issue Date and the Exchange Notes and related Note Guarantees issued in exchange therefor;

(3) Indebtedness of the Parent, the Issuer and the Guarantors to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above);

(4) Indebtedness under the Senior Unsecured Facility, and the related guarantees;

(5) Indebtedness of the Parent and the Restricted Subsidiaries under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(6) Indebtedness of the Parent owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Parent or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Parent or the Issuer owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Parent or the Issuer’s obligations under the Indenture and the Notes and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Parent or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (6);

(7) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Parent or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Parent or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(8) Purchase Money Indebtedness incurred by the Parent or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding $25.0 million;

(9) Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property and Directly Related Assets;

(10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(11) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(12) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, clause (2) or (3) above or this clause (12);

(13) the guarantee by the Parent or any Restricted Subsidiary of Indebtedness (other than Indebtedness incurred pursuant to clause (9), (14), or (17) hereof or, in the case of the guarantee by a Restricted Subsidiary that is not a Guarantor, pursuant to the Ratio Exception or clause (1) hereof) of a Restricted Subsidiary, in the case of the Parent, or of the Parent, Issuer or another Restricted Subsidiary, in the case of a Restricted Subsidiary, in either case, that was permitted to be incurred by another provision of this covenant;

(14) Indebtedness of any Restricted Subsidiary engaged primarily in the mortgage origination and lending business (a “Mortgage Subsidiary”) under warehouse lines of credit and repurchase agreements, and Indebtedness secured by mortgage loans and related assets of such Restricted Subsidiary, in each case incurred in the ordinary course of such business; provided that the only legal recourse for collection of obligations owing on such Indebtedness is against such Restricted Subsidiary, any other Mortgage Subsidiary and their respective assets;

(15) (x) Indebtedness of the Parent, Issuer or any Subsidiary Guarantor incurred to finance an acquisition or merger or (y) Acquired Indebtedness of the Parent, Issuer or any Restricted Subsidiary; provided, however, that in either case, after giving effect to the transactions that result in the incurrence or issuance thereof, on a pro forma basis, (a) the Parent would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception, (b) the Consolidated Fixed Charge Coverage Ratio of the Parent is greater than such ratio immediately prior to such acquisition or merger, or (c) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Parent is less than such ratio immediately prior to such acquisition or merger;

(16) Indebtedness of the Parent, Issuer or any Subsidiary Guarantor in an aggregate amount not to exceed the greater of $40.0 million and 4.0% of Consolidated Tangible Assets at any time outstanding; and

(17) (x) Guarantees by Parent or any of its Restricted Subsidiaries in respect of Indebtedness incurred by Joint Ventures, and (y) GP Indebtedness of Parent or its Restricted Subsidiaries in respect of Joint Ventures, in an aggregate amount at any time outstanding under this clause (17) not to exceed the greater of $40.0 million and 4% of Consolidated Tangible Assets at the time of incurrence.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (17) above or is entitled to be incurred pursuant to the Ratio Exception, the Parent shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described.

Limitations on Restricted Payments

(a) The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(2) immediately after giving effect to such Restricted Payment, the Parent could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception; and

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after November 8, 2012 (other than Restricted Payments made pursuant to clause (2), (3), (4), (5), (6) or (7) of the next paragraph), does not exceed the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income for the period (taken as one accounting period) from October 1, 2012 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b) 100% of the aggregate net cash proceeds or the Fair Market Value (as determined by the Board of Directors of Parent) of any assets to be used in a Permitted Business received by the Parent either (x) as contributions to the common equity of the Parent after November 8, 2012 or (y) from the issuance and sale of Qualified Equity Interests after November 8, 2012, plus

(c) the aggregate amount by which Indebtedness of the Parent or any Restricted Subsidiary is reduced on the Parent’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) of Indebtedness issued subsequent to November 8, 2012 into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Parent or any Restricted Subsidiary upon such conversion or exchange), plus

(d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after November 8, 2012, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Parent’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Parent’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (e) and were not previously repaid or otherwise reduced, plus

(f) 100% of the principal amount of, or, if issued at a discount, the accreted value of, any guarantee by the Parent or any Restricted Subsidiary incurred after November 8, 2012 that is subsequently released (other than due to a payment on such guarantee), but only to the extent that such guarantee was treated as a Restricted Payment pursuant to this paragraph (a) when made.

(b) The foregoing provisions will not prohibit:

(1) the payment by the Parent or any Restricted Subsidiary of any dividend or similar distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (other than to the Parent or any of its Subsidiaries);

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Parent or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness” covenant and the other terms of the Indenture;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their bankruptcy or petition for bankruptcy, death, disability, retirement, severance or termination of employment or service or any other repurchase event set forth in a written agreement between Parent and such individual evidencing such Equity Interest as of the Issue Date; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $4.0 million during any calendar year;

(5) repurchases of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights if the Equity Interests represents a portion of the exercise price thereof;

(6) the repurchase of Equity Interests upon vesting of restricted stock, restricted stock units, performance share units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto; or

(7) Restricted Payments in an aggregate amount, when taken together with all Restricted Payments made pursuant to this clause (7) and then outstanding, does not exceed $20.0 million;

provided that no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or a Restricted Subsidiary of the Parent, as the case may be, pursuant to the Restricted Payment.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than the Issuer) to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests;

(b) make loans or advances or pay any Indebtedness or other obligation owed to the Parent or any other Restricted Subsidiary; or

(c) transfer any of its assets to the Parent or any other Restricted Subsidiary; except for:

(1) encumbrances or restrictions existing under or by reason of applicable law;

(2) encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

(3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the Issue Date as in effect on the Issue Date and encumbrances or restrictions applicable to Restricted Subsidiaries existing under any Credit Facility pursuant to which Indebtedness has been incurred under clause (1) of the covenant described under “—Limitations on Additional Indebtedness”;

(5) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired;

(8) encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

(9) customary provisions in leases, licenses, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Purchase Money Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” to the extent they impose restrictions of the nature described in clause (c) above on the assets acquired;

(11) Non-Recourse Indebtedness incurred in compliance with the covenant described under “— Limitations on Additional Indebtedness” to the extent they impose restrictions of the nature described in clause (c) above on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;

(12) customary restrictions in other Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness”; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Parent’s board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clause (4) above;

(13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(14) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments or refinancings are, in the good faith judgment of the Parent’s board of directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Parent or that Restricted Subsidiary from a Person that is not an Affiliate of the Parent or that Restricted Subsidiary; and

(2) the Parent delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary in excess of $7.5 million, an Officers’ Certificate of the Parent certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(b) with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary of $25.0 million or more, the certificates described in the preceding clause (a) and (x) a written opinion as to the fairness of such Affiliate Transaction to the Parent or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Parent (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements;

(3) the allocation of employee services among the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent);

(4) any Permitted Investment (other than any Permitted Investment made in accordance with clause (1)(b), clause (14) or clause (15) the definition of “Permitted Investments” to the extent that such Permitted Investment under clause (14) or clause (15) is in a Joint Venture or Unrestricted Subsidiary of which any officer, director or stockholder of the Parent beneficially owns any Equity Interests (other than indirectly through ownership of Equity Interests in the Parent));

(5) any agreement as in effect as of the Issue Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this covenant) or any transaction contemplated thereby;

(6) Restricted Payments which are made in accordance with paragraph (a) or clauses (b)(1), (4)-(7) of the covenant described under “—Limitations on Restricted Payments”;

(7) licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among, the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent); or

(8) issuances, sales or other dispositions of Qualified Equity Interests for cash by the Parent to an Affiliate.

Limitations on Liens

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (a “Triggering Lien”) of any nature whatsoever against any assets now owned or hereafter acquired by the Parent or such Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), or any proceeds, income or profits therefrom securing any Indebtedness, except Permitted Liens, unless all payments due under the indenture and the Notes (or under a Note Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis (or on a superior basis, in the event the other Indebtedness is Subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.

Limitations on Asset Sales

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) at least 70% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Parent or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b) the amount of any obligations received from such transferee that are within 90 days converted by the Parent or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Parent or a Restricted Subsidiary acquires voting and management control of such entity) received by the Parent or any Restricted Subsidiary to be used by it in the Permitted Business.

If at any time any non-cash consideration received by the Parent or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Parent or any Restricted Subsidiary engages in an Asset Sale, the Parent or such Restricted Subsidiary shall, no later than 360 days following the receipt of the Net Available Proceeds, apply all or any of the Net Available Proceeds therefrom to:

(1) to permanently repay, prepay, redeem or repurchase:

(x) Obligations under Indebtedness secured by Permitted Liens pursuant to clauses (13), (14), (16), and (17) of the definition of “Permitted Liens” (whose commitments shall be correspondingly reduced permanently upon such repayment or prepayment);

(y) Obligations under the Notes or any other Pari Passu Indebtedness of the Parent or any Restricted Subsidiary of the Issuer; provided that if the Parent or any such Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Parent will reduce Obligations under the Notes on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at their option, (A) redeeming Notes as described under “—Optional Redemption,” (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased or (C) purchasing Notes through privately negotiated transactions or open market purchases, in a manner that complies with the Indenture and applicable securities law, at a price not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon; or

(z) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary of the Issuer;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(3) to make a capital expenditure;

(4) to acquire Additional Assets or improve or develop existing assets to be used in a Permitted Business; or

(5) make any combination of the foregoing payments, redemptions, repurchases or investments.

Pending the final application of any Net Available Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Proceeds in any manner that is not prohibited by the Indenture.

Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Parent will, or will cause the Issuer to, make an Asset Sale Offer to all Holders of Notes and if the Issuer elects (or is required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 in excess thereof, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not less than the amount of the accreted value thereof at such time, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. In the event that the Parent or any Restricted Subsidiary of the Issuer prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Parent or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. After the completion of an Asset Sale, the Parent and its Restricted Subsidiaries may make an Asset Sale Offer prior to the time they are required to do so by the first sentence of this paragraph. If the Parent or any Restricted Subsidiary completes such an Asset Sale Offer with respect to any Net Available Proceeds, the Issuer and its Restricted Subsidiaries shall be deemed to have complied with this covenant with respect to the application of such Net Available Proceeds, and any such Net Available Proceeds remaining after completion of such Asset Sale Offer may be used by the Parent and its Restricted Subsidiaries for any purpose not prohibited by the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the aggregate principal amount of the Notes and the other Pari Passu Indebtedness to be purchased validly tendered and not withdrawn. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Parent will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Parent will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Future credit agreements and other agreements relating to Indebtedness to which the Parent (or one of its Affiliates) become a party may prohibit or limit, the Parent from purchasing any Notes pursuant to this Asset Sales covenant. In the event the Parent and its Subsidiaries are contractually prohibited from purchasing the Notes, the Parent could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Parent does not obtain such consent or repay such borrowings, it will remain contractually prohibited from purchasing the Notes. In such case, the Parent’s failure to purchase tendered Notes would constitute a Default under the Indenture.

Limitations on Designation of Unrestricted Subsidiaries

The Parent may designate any Subsidiary of the Parent (other than the Issuer) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Parent would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the “—Limitations on Restricted Payments” covenant above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Parent’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless:

(1) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (x) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) is directly or indirectly liable for any Indebtedness of such Subsidiary other than, in each case, such Investments as are permitted pursuant to the covenant entitled “—Limitations on Restricted Payments”;

(2) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (x) are no less favorable to the Parent or the Restricted Subsidiary than those that would be reasonably expected to be obtained at the time from Persons who are not Affiliates of the Parent or such Restricted Subsidiary or (y) would be permitted as (a) an Affiliate Transaction under and in compliance with “—Limitations on Transactions with Affiliates”, (b) an Asset Sale under and in compliance with “—Limitations on Asset Sales”, (c) a Permitted Investment or (d) an Investment under and in compliance with “—Limitations on Restricted Payments”;

(3) such Subsidiary is a Person with respect to which neither the Parent nor any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Parent or any Restricted Subsidiary of the Equity Interest of such Unrestricted Subsidiary, which guarantee is not recourse to the Parent or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “—Limitations on Restricted Payments.”

If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in the preceding paragraph, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Parent shall be in default of the applicable covenant.

The Parent may not Designate the Issuer as an Unrestricted Subsidiary. As of the Issue Date, the following subsidiaries of Parent were deemed to be Unrestricted Subsidiaries of Parent: Duxford Title Reinsurance Company, Cerro Plata Associates, LLC, Silver Creek Preserve, Nobar Water Company, Horsethief Canyon Partners, Lyon Mission, LLC and the Escrow Issuer.

The Parent may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Parent delivered to the Trustee and certifying compliance with the foregoing provisions.

Limitations on Mergers, Consolidations, Etc.

Neither the Parent nor the Issuer will, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of clause (1) below with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Parent’s or the Issuer’s jurisdiction of incorporation, as the case may be, to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Parent or the Parent and the Restricted Subsidiaries (taken as a whole) or the Issuer or the Issuer and the Restricted Subsidiaries that are Subsidiaries of the Issuer (taken as a whole), as the case may be, to any Person or (b) adopt a Plan of Liquidation unless, in either case:

(1) either:

(a) the Parent or the Issuer, as the case may be, will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer or the Parent, as the case may be, under the Notes or the Parent’s Note Guarantee, as applicable, and the Indenture; provided that, in the case of the Issuer, at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Parent or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception (b) the Consolidated Fixed Charge Coverage Ratio of the Parent or the Successor is greater than such ratio for Parent immediately prior to such transaction, or (c) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Parent or the Successor is less than such ratio for Parent immediately prior to such transaction.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Parent or the Issuer, as the case may be, immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided under the caption “—Note Guarantees,” no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless:

(1) either:

(a) such Subsidiary Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor under the Note Guarantee of such Subsidiary Guarantor and the Indenture; and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

Notwithstanding the foregoing, (a) any Restricted Subsidiary (other than the Issuer) may merge into the Parent or another Restricted Subsidiary and (b) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Note Guarantee in accordance with the provisions described under the section entitled “Note Guarantees.”

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Parent or the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Parent or the Issuer, as the case may be.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Parent or the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

The description above includes a phrase relating to the sale or disposition of “all or substantially all” of the assets of the Parent and its Restricted Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.

Additional Note Guarantees

If, after the Issue Date, (a) the Parent or any Restricted Subsidiary shall acquire or create another Wholly Owned Subsidiary (other than (i) a Subsidiary that has been designated an Unrestricted Subsidiary, and (ii) any Subsidiary that is a project-financed special purpose entity) or (b) any Unrestricted Subsidiary is redesignated a Wholly Owned Restricted Subsidiary, then, in each such case, to the extent such Wholly Owned Subsidiary has Guaranteed any Indebtedness of Parent, Issuer or any Subsidiary Guarantor and such Guarantee is then outstanding, the Parent shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct of Business

The Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business and businesses necessary, reasonably related or ancillary thereto.

Payments for Consent

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the SEC, the Parent will furnish to the Holders of Notes, from and after the Escrow Release Date and within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, an audit report on the annual financial statements by the Parent’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file these reports.

In addition, whether or not required by the SEC, the Parent will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.

At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Tangible Assets, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In addition, the Parent agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, Parent will:

(1) hold a quarterly conference call to discuss the information contained in the reports not later than ten business days from the time Parent furnishes the reports to the trustee; and

(2) no fewer than three business days prior to the date of the conference call required to be held in accordance with clause (1) above, issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the holders or beneficial owners of, and prospective investors in, the Notes and securities analysts and market makers to contact an individual at the Parent (for whom contact information shall be provided in such press release) to obtain the reports and information on how to access such conference call.

The Issuer will also deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that, to the signing Officers’ knowledge, no Default has occurred under the Indenture, or, if a Default has occurred, what action the Issuer and/or Guarantors are taking or propose to take with respect thereto.

Except with respect to the covenants relating to payment of the Notes or furnishing reports to Holders, the Trustee shall have no duty to inquire as to the performance of the covenants set forth in the Indenture and described herein.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon special mandatory redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Parent or the Issuer to comply with any of its agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”;

(4) failure by the Parent or the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after written notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, or

(b) results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $20.0 million or more; provided, however, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of ten (10) days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;

(6) one or more judgments or orders that exceed $20.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Parent or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Parent, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Parent, the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Parent, the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Parent, the Issuer or any Significant Subsidiary, or

(c) orders the liquidation of the Parent, the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9) the Note Guarantee of the Parent or any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 90 days after becoming aware of the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been offered indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligation in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Trustee must have a valid, perfected, exclusive security interest in such trust,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling upon which the Issuer may rely, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than a default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b) the Issuer has paid all sums payable by it under the Indenture,

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

(d) the Trustee, for the benefit of the Holders, has a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes are issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that without the consent of each Holder affected, the Issuer, the Guarantors and the Trustee may not:

(1) change the maturity of any Note;

(2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes (other than provisions specifying the notice periods for effecting a redemption);

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions to subordinate the Notes or any Note Guarantee in right of payment to other Indebtedness in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) impair the rights of Holders to receive payments of principal of or interest on the Notes;

(8) release the Parent from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture;

(9) change the provisions applicable to the redemption of any Note as described under “—Special Mandatory Redemption” above;

(10) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Note Guarantees or the Notes, without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency,

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes,

(3) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger or acquisition,

(4) to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture),

(5) to make any change that would provide any additional rights or benefits (including the addition of collateral) to the holders of Notes or that does not adversely affect in any material respect the legal rights under the indenture of any such holder,

(6) to comply with SEC rules and regulations or changes to applicable law,

(7) to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the “Description of the Notes” section of the offering memorandum distributed in connection with the private placement offering of the outstanding notes;

(8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date;

(9) to allow any Guarantor to execute a supplemental indenture or a Note Guarantee with respect to the Notes; or

(10) to comply with the rules of any applicable securities depository.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Parent, the Escrow Issuer or any Restricted Subsidiary will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The Securities and Exchange Commission takes the position that this waiver will not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than the Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into the Parent or a Restricted Subsidiary, or Indebtedness expressly assumed by the Parent or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenants described under “—Certain Covenants—Limitations on Restricted Payments,” “—Limitations on Asset Sales,” and “—Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means

(1) an Investment by the Parent or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Parent or any Restricted Subsidiary, or

(2) the acquisition by the Parent or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Parent or any Restricted Subsidiary to any Person other than the Parent or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Parent or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitations on Restricted Payments”;

(4) the creation or realization of any Permitted Lien;

(5) transactions in the ordinary course of business, including dedications and other donations to governmental authorities, sales (directly or indirectly), leases, sales and leasebacks and other dispositions of (A) homes, improved land and unimproved land, whether in single or multiple lots, (B) real estate (including related amenities and improvements), whether in single or multiple lots and (C) Equity Interests of a Subsidiary, the assets of which consist entirely of amenities and improvements related to real estate, such as golf courses, and real estate underlying such amenities and improvements;

(6) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business;

(7) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5.0 million;

(8) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(9) the disposition of assets or property that are obsolete or that are no longer useful in the conduct of the business of the Issuer and/or any Restricted Subsidiaries; and

(10) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer, Parent or to a Restricted Subsidiary.

“Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;

(2) demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Parent or an Affiliate of the Parent, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s or at least P-1 by Moody’s;

(4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Consolidated Amortization Expense” for any period means the amortization expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary (other than the Issuer) only if a corresponding amount would be permitted at the date of determination to be distributed to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense and interest and other charges amortized to “cost of sales— homes” or “cost of sales—lots, land and other”,

(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

(f) any expenses or charges related to any equity offering of Parent, non-ordinary course Permitted Investments, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including the issuance of the Notes), including a refinancing thereof (whether or not successful) or the early extinguishment of such Indebtedness and any amendment or modification to the terms of any such transactions,

(g) any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets” (other than with respect to impairments or write-offs of inventory), Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures”,

(h) any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments;

(i) any non-cash impairment charge or asset write-off (other than with respect to inventory), in each case pursuant to GAAP; and

(j) any (a) non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill, in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any preferred stock, in each case of the Parent or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of other Indebtedness or redemption of other preferred stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;

(2) any Asset Sale or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Parent or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Exchange Act of 1934, as amended) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

(3) any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during such Four-Quarter Period;

(4) any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during such Four-Quarter Period; and

(5) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP shall be excluded.

If the Parent or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Parent or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Parent and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Parent and the Restricted Subsidiaries as of such date, determined on a consolidated basis.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (other than interest and other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”) of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication.

(1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) the net costs associated with Hedging Obligations,

(4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5) the interest portion of any deferred payment obligations,

(6) all other non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instrument pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense,

(7) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Parent or any preferred stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any preferred stock held by the Parent or a Wholly Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Parent and the Restricted Subsidiaries, expressed as a decimal,

(8) all interest payable with respect to discontinued operations, and

(9) all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Parent or any Restricted Subsidiary.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”).

“Consolidated Net Income” for any period means the net income (or loss) of the Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Parent or any of its Restricted Subsidiaries during such period;

(2) except to the extent includible in the consolidated net income of the Parent pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Parent or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Parent or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary (other than the Issuer) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(4) that portion of the net income of any Restricted Subsidiary (other than the Issuer) that is not a Guarantor and is not a Wholly Owned Restricted Subsidiary attributable to the portion of the Equity Interests of such Restricted Subsidiary that is not owned by the Parent or the Restricted Subsidiaries;

(5) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Parent or the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(6) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Parent or any Restricted Subsidiary or (b) any Asset Sale by the Parent or any Restricted Subsidiary; and

(7) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Parent or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “—Certain Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries (other than Cerro Plata Associates, LLC and 242 Cerro Plata, LLC) and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Parent and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) any assets securing Non-Recourse Indebtedness.

“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person as of such date less (without duplication) all Intangible Assets of such Person as of such date.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Credit Facilities” means one or more debt facilities, indentures or commercial paper facilities, in each case, with banks or other lenders or investors or credit providers or a trustee providing for the revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries”; and “Designate” and “Designated” shall have correlative meanings.

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided further, however, that any Equity Interests that would constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under the caption “Change of Control” and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under the caption “Change of Control.”

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person but excluding from all of the foregoing any debt securities convertible into Equity Interests.

“Equity Offering” means public or private equity offering or sale after the Issue Date of Qualified Equity Interests.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would reasonably expected to be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the board of directors of the Parent or a duly authorized committee thereof, as evidenced by a resolution of such board or committee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“GP Indebtedness” means as of any date the amount of the liability of Parent or any of its Restricted Subsidiaries in its capacity as a general partner for the Indebtedness of a partnership or Joint Venture after subtracting the Fair Market Value as of such date of the assets of such partnership or Joint Venture that secure such Indebtedness.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means, following the Escrow Release Date, the Parent and each Restricted Subsidiary of the Parent (other than the Issuer), and each other Person that is required to become a Guarantor by the terms of the Indenture, in each case, until such Person is released from its Note Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Parent or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that (i) Indebtedness of the Parent or its Subsidiaries that is guaranteed by the Parent or the Parent’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Parent and its Subsidiaries on a consolidated basis and (ii) only the liabilities relating to any such guarantee that are recorded as liabilities, or required (in accordance with GAAP) to be recorded as liabilities, on the balance sheet of such Person shall be considered Indebtedness of such Person (it being understood that any increase in liabilities recorded or required to be recorded on such Person’s balance sheet shall be deemed to be an “incurrence” of Indebtedness by such Person at the time of such increase);

(9) all Attributable Indebtedness;

(10) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(12) the liquidation value of preferred stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly Owned Restricted Subsidiaries).

Notwithstanding the foregoing, the following shall not be considered Indebtedness:

(a) earn-outs or similar profit sharing or participation arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities,

(b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business,

(c) completion guarantees entered into in the ordinary course of business,

(d) obligations in respect of district improvement bonds pertaining to roads, sewers and other infrastructure, and

(e) Indebtedness that has been discharged or defeased in accordance with its governing documents.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Parent who

(1) is independent with respect to the transaction at issue;

(2) does not have any material financial interest in the Parent or any of its Affiliates (other than as a result of holding securities of the Parent); and

(3) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, compensation, payment or other benefit, of any type or form, from the Parent or any of its Affiliates, other than customary directors’ fees and indemnity and insurance arrangements for serving on the board of directors of the Parent or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Parent’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Parent’s board of directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Parent and its Affiliates; provided, however, that the prior rendering of service to the Parent or an Affiliate of the Parent shall not, by itself, disqualify the advisor.

“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“interest” means, with respect to the Notes, interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB– (or the equivalent) by Standard & Poor’s Ratings Group, Inc., or any other equivalent investment grade rating by any Rating Agency.

“Investments” of any Person means, without duplication:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Parent or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Parent shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the board of directors of the Parent. Notwithstanding the foregoing, redemptions of Equity Interests of the Parent shall be deemed not to be Investments.

“Issue Date” means August 11, 2014, the date on which the outstanding notes were originally issued.

“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Subsidiary of the Parent) in which the Parent or any of its Restricted Subsidiaries owns, directly or indirectly, at least 20% of the Equity Interests.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Parent or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Parent or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (a) environmental warranties or indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (c) similar customary “bad-boy” guarantees.

“Note Documents” means the Indenture, the Notes and the Note Guarantees.

“Officer” of any Person means any of the following of such Person: the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person.

“Parent” means William Lyon Homes, a Delaware corporation, and its successors.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantee of such Guarantor, as applicable.

“Permitted Business” means the businesses engaged in by the Parent and its Subsidiaries on the Issue Date and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of a Permitted Business as a means of acquiring or developing land or constructing residential communities through agreements, transactions, interests or arrangements that, among other things, permit a Person to share (or have the effect of sharing) risks or costs, to participate in (or have the effect of participating in) the economics of residential development projects or to comply with any regulatory agreements or requirements Investments in the form of or pursuant to joint development agreements, partnership agreements, limited liability company agreements, trust agreements, joint venture agreements or other similar agreements with third parties.

“Permitted Holders” means (i) Luxor Capital Group, LP and Paulson & Co. and their respective Affiliates and all investment funds managed by any of the foregoing (excluding, for the avoidance of doubt, their respective portfolio companies or other operating companies affiliated with Luxor Capital Group LP and Paulson & Co.), (ii) General William Lyon, his spouse and lineal descendants (including adopted children and their lineal descendants) or any Person controlled, directly or indirectly, by, or trust or similar estate planning vehicle established exclusively for the benefit of, any of such Persons, (iii) any Person or any of the Persons who were a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) whose ownership of assets or Voting Stock has triggered a Change of Control in respect of which a Change of Control Offer has been made and all Notes that were tendered therein have been accepted and paid, (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing beneficially own, without giving effect to the existence of such group or any other group, more than 50.0% of the total voting power of the aggregate Voting Stock of the Parent held directly or indirectly by such group and (v) any members of a group described in clause (iv) for so long as such Person is a member of such group.

“Permitted Investment” means:

(1) Investments by the Parent or any Restricted Subsidiary in (a) the Issuer or any Guarantor or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

(2) Investments in the Parent by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Parent and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent not in excess of $2.0 million at any one time outstanding;

(4) Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness”;

(5) Cash Equivalents;

(6) receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments received pursuant to any plan of reorganization or similar arrangement, including foreclosure, perfection or enforcement of any Lien, upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Parent or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitations on Asset Sales”;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) Investments made by the Parent or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments;

(12) Investments in existence on the Issue Date and any extension, modification or renewal of such Investments or any Investments made with the proceeds of any disposition of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(13) completion guarantees entered into in the ordinary course of business;

(14) the Designation of a Subsidiary as an Unrestricted Subsidiary in accordance with the fourth paragraph of the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries”; and

(15) Permitted Business Investments so long as immediately after giving effect to such Investment, the Parent could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception.

“Permitted Liens” means the following types of Liens:

(1) (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental or quasi-governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, development obligations, progress payments, utility services, developer’s or other obligations to make on-site or off-site improvements and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;

(5) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Parent or any Restricted Subsidiary, including rights of offset and setoff;

(6) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Parent or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(7) leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Parent or any Restricted Subsidiary;

(8) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(9) Liens securing all of the Notes and Liens securing any Note Guarantee;

(10) Liens in favor of the Trustee under and as permitted by the Indenture;

(11) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(12) Liens in favor of the Issuer or a Guarantor;

(13) Liens securing Permitted Indebtedness incurred pursuant to and outstanding under clause (1) of “—Certain Covenants—Limitations on Additional Indebtedness”;

(14) Liens securing Indebtedness in an amount not to exceed the greater of (x) $15.0 million and (y) 1.5% of Consolidated Tangible Assets of the time of incurrence;

(15) Liens securing Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 365 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;

(16) Liens securing Purchase Money Indebtedness permitted to be incurred under the Indenture; provided that such Liens apply only to (a) the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 365 days after the incurrence of such Purchase Money Indebtedness and (b) Directly Related Assets;

(17) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directed Related Assets) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Parent or a Restricted Subsidiary;

(18) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Parent or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(19) Liens to secure Attributable Indebtedness permitted to be incurred under the Indenture; provided that any such Lien shall not extend to or cover any assets of the Parent or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;

(20) Liens securing Indebtedness of Parent or its Restricted Subsidiaries in respect of Indebtedness of a Joint Venture permitted to be incurred under the Indenture; provided that, with respect to such Indebtedness, such Liens do not extend to assets of Parent or its Restricted Subsidiaries other than (x) assets of the Joint Venture or (y) the Equity Interests held by Parent or a Restricted Subsidiary in such Joint Venture to the extent that such Liens secure Indebtedness in respect of such Joint Venture owing to lenders who have also been granted Liens on assets of such Joint Venture to secure Indebtedness of such Joint Venture;

(21) Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided that in each case such Liens do not extend to any additional assets (other than Directly Related Assets);

(22) attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(23) easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Parent and its Subsidiaries;

(24) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Parent and its Subsidiaries or the value of such real property for the purpose of such business;

(25) Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness;

(26) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the Indenture;

(27) Liens for homeowner and property owner association developments and assessments;

(28) Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Parent or any Restricted Subsidiary

(29) pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(30) Liens, encumbrances or other restrictions not securing Indebtedness contained in any joint venture agreement entered into by the Parent or any Restricted Subsidiary with respect to the equity interests issued by the relevant joint venture or the assets of such joint venture;

(31) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of property leased by the Parent or any Restricted Subsidiary, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease; and

(32) Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business.

“Permitted Unrestricted Subsidiary Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Parent nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, other than, in the case of clause (a) or (b), obligations of the Parent or any Restricted Subsidiary arising as a result of being the general partner of such Unrestricted Subsidiary to the extent such obligations do not constitute Indebtedness of the Parent or such Restricted Subsidiary in accordance with the definition of “Indebtedness”; and

(2) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Parent or any Restricted Subsidiary.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Parent or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Parent or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (3) such Indebtedness shall be incurred within 365 days after such acquisition of such asset by the Parent or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Parent other than Disqualified Equity Interests.

“Rating Agency” means each of Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or, if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall cease to rate the Notes, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.”

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Refinancing Indebtedness” means Indebtedness of the Parent or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Parent or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid, accrued and unpaid interest and the amount of expenses incurred by the Parent or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinated in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(4) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Notes, dated as of the Issue Date, between the Escrow Issuer and the representative of the initial purchasers, as amended or supplemented (including by the joinder of the Issuer and the Guarantors on the Escrow Release Date) and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Issuer after the Escrow Release Date.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Parent or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Parent or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Parent or the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Parent or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Parent or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Parent or the Issuer, but excluding any such Equity Interests held by the Parent or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any payment on or with respect to, or redemption of, any Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor (excluding any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the redemption of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Parent.

“Significant Subsidiary” means (1) any Restricted Subsidiary (other than the Issuer) that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary (other than the Issuer) that, when aggregated with all other Restricted Subsidiaries (other than the Issuer) that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity that is or is required to be consolidated in the consolidated financial statements of such Person in accordance with GAAP. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Parent.

“Subsidiary Guarantor” means any Guarantor other than the Parent.

“Subsidiary Note Guarantee” means the guarantee of the Notes executed by each Subsidiary Guarantor. “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unit” means a residence, whether single or part of a multifamily building, whether completed or under construction, held by the Parent, any Restricted Subsidiary or any Joint Venture for sale in the ordinary course of business.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Parent or through one or more Wholly-Owned Restricted Subsidiaries.

“Wholly Owned Subsidiary” means a Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Parent or through one or more Wholly-Owned Subsidiaries.

Book-Entry, Delivery and Form

Except as set forth below, exchange notes will be issued in registered, global form (the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer and trustee take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuer that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuer and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the trustee nor any agent of the Issuer or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuer. Neither the Issuer nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary;

(2) the Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture).

Same Day Settlement and Payment

The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material United States federal income tax considerations relevant to the exchange of the outstanding notes for exchange notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:

•	banks, insurance companies and other financial institutions;

•	United States expatriates and certain former citizens or long-term residents of the United States;

•	holders subject to the alternative minimum tax;

•	dealers in securities;

•	traders in securities;

•	partnerships, S corporations or other pass-through entities;

•	real estate investment trusts or regulated investment companies;

•	U.S. persons (as defined in the Code) whose functional currency is not the U.S. dollar;

•	tax-exempt organizations;

•	persons holding the notes as part of a “straddle,” “conversion transaction” or other risk reduction transaction; and

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

Holders of notes should consult their tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws, and any tax treaties.

Exchange Pursuant to the Exchange Offer

The exchange of the outstanding notes for the exchange notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the outstanding notes exchanged therefor and the same tax consequences to holders as the exchange notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders) other than commissions or concessions of any brokers or dealers and will indemnify the holders (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain matters will be passed on for us by Bryan Cave LLP, Phoenix, Arizona, Greenberg Traurig LLP, Las Vegas, Nevada, and Davis Wright Tremaine LLP, Seattle, Washington and Portland, Oregon. The validity of the exchange notes and guarantees offered hereby will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California.

EXPERTS

The consolidated financial statements of William Lyon Homes as of December 31, 2013 and 2012 and for the year ended December 31, 2013, the period from January 1, 2012 through February 24, 2012, and the period from February 25, 2012 through December 31, 2012, incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been incorporated herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The report contains an explanatory paragraph that states that William Lyon Homes entered into a plan of reorganization and emerged from bankruptcy on February 24, 2012, as discussed in notes 2 and 3 to the consolidated financial statements. As a result of the reorganization, William Lyon Homes applied fresh start accounting and the consolidated financial information for periods after the reorganization date is presented on a different cost basis than that for the periods before the reorganization and, therefore, is not comparable.

Our audited consolidated financial statements for the year ended December 31, 2011 incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated herein in reliance upon the report of Windes, Inc., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

The combined financial statements of the Residential Homebuilding Operations of PNW Home Builders, L.L.C. and Affiliates as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENT AUDITORS

With respect to the unaudited interim financial information of the Residential Homebuilding Operations of PNW Home Builders, L.L.C. and Affiliates for the periods ended June 30, 2014 and 2013, incorporated by reference herein, the independent auditors have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in Exhibit 99.2 in the Company’s Current Report on Form 8-K/A filed with the SEC on September 16, 2014 and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Securities Act”) for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the exchange offer, we have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offer. As permitted by SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, we refer you to the registration statement, including its exhibits. With respect to statements in this prospectus about the contents of any contract, agreement or other document, we refer you to the copy of such contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.

Parent is subject to the reporting requirements of the Exchange Act, and files periodic reports, proxy statements and other information with the SEC. Materials that we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov from which interested persons can electronically access reports, proxy statements and other information relating to SEC registrants, including our Company.

We maintain a website at www.lyonhomes.com. You may access our periodic reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on our website does not constitute part of, and is not incorporated by reference into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. This prospectus incorporates by reference the following documents and reports:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 21, 2014;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 15, 2014;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2014 filed with the SEC on May 9, 2014;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2014 filed with the SEC on August 13, 2014;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2014 filed with the SEC on November 12, 2014;

•	our Current Reports on Form 8-K filed with the SEC on February 27, 2014, March 25, 2014, March 26, 2014, April 1, 2014, May 28, 2014, June 23, 2014 (but only with respect to the information filed under Items 1.01 and 9.01), July 30, 2014 (but only with respect to the information filed under Items 8.01 and 9.01), August 1, 2014, August 13, 2014 (filed with respect to Items 1.01, 2.01, 2.03 and 9.01), November 21, 2014, and December 3, 2014;

•	our Current Report on Form 8-K/A filed with the SEC on September 16, 2014; and

•	our Current Report on Form 8-K/A filed with the SEC on December 5, 2014.

We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offerings under this prospectus. The information contained in any such document will automatically be considered part of this prospectus from the date the document is filed with the SEC. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of any documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following address and telephone number:

William Lyon Homes

Attention: Corporate Secretary

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Tel: (949) 833-3600

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

$300,000,000

William Lyon Homes, Inc.

Exchange Offer for

7.00% Senior Notes due 2022

PROSPECTUS

            , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware Corporation Registrants

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided by, or granted pursuant to, Section 145 will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Third Amended and Restated Certificate of Incorporation of William Lyon Homes provides that, to the fullest extent permitted by the DGCL, a director of the company will not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. Further, the liability of a director of the company to the company or its stockholders for monetary damages will be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The company is authorized to provide for indemnification of directors, officers, employees and agents for breach of duty to the corporation and its stockholders in excess of the indemnification otherwise permitted by applicable law.

The Amended and Restated Bylaws of William Lyon Homes provide for indemnification of the officers and directors to the full extent permitted by the DGCL. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation will be eliminated or limited to the fullest extent permitted by the DGCL. These indemnification provisions may be sufficiently broad to permit indemnification of the company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

The Amended and Restated Bylaws of William Lyon Homes further provide that each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving (during such person’s tenure as director and/or officer) at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL (or other applicable law) against all expense, liability and loss reasonably incurred or suffered by such person in connection with such proceeding (for William Lyon Homes, such indemnification rights will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators). Such director or officer has the right to be paid these expenses in advance of a final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the advance payment will be made only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

California Corporation Registrants

Subsection (b) of Section 317 of the California Corporations Code (the “California Code”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, as defined in that section, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Subsection (c) of Section 317 of the California Code further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 317 of the California Code provides that indemnification is precluded under certain circumstances, including, (i) in respect of a claim, issue or matter as to which the person has been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court determines (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in Subsections (b) or (c) of Section 317 or in defense of any claim, issue or matter therein, such agent will be indemnified against expenses actually and reasonably incurred in connection therewith. Otherwise, Section 317 requires that indemnification must be authorized in each specific instance by either a majority vote of a quorum consisting of directors who are not parties to such proceeding, by independent legal counsel in a written opinion if such a quorum of directors is not obtainable, by approval of the shareholders, with shares owned by the person to be indemnified not being entitled to vote, or by the court in which the proceeding is or was pending upon application by the corporation or an agent or attorney or other person rendering services in connection with the defense. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it is ultimately determined that such person is not entitled to be indemnified under Section 317.

Section 317 of the California Code further provides that the indemnification provided for under Section 317 shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent such additional rights are properly authorized. The indemnification provided for under Section 317 for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. The rights to such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of such person’s heirs, executors and administrators. Section 317 also empowers the corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

Articles of Incorporation

The Articles of Incorporation of California Equity Funding, Inc., Duxford Financial, Inc., Presley CMR, Inc., HSP Inc., Presley Homes and Sycamore CC, Inc. provide that the corporation is authorized to indemnify the directors and officers to the fullest extent permissible under California law. The Articles of Incorporation also provide that the liability of the directors for monetary damage will be eliminated to the fullest extent permissible under California law.

California Equity Funding Inc., Presley Homes, and Sycamore CC, Inc. also provide in their Articles of Incorporation that if California law is ever amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of directors will be so eliminated or limited.

The Articles of Incorporation of PH-LP Ventures, PH Ventures-San Jose and PH Rielly Ventures provide that the liability of the directors for monetary damage will be eliminated to the fullest extent permissible under California law. Additionally, the corporation is authorized to provide indemnification of agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Code, subject to certain statutory limitations. The Articles of Incorporation of PH Reilly Ventures limit the authorization in the previous sentence to breaches of duty to the corporation and its shareholders.

The Articles of Incorporation of William Lyon Homes, Inc. are silent regarding indemnification of directors and officers.

Bylaws

The bylaws of William Lyon Homes, Inc., California Equity Funding, Inc., Duxford Financial, Inc., Presley CMR, Inc., HSP Inc., Presley Homes and Sycamore CC, Inc. provide that each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (for purposes of this paragraph, a “Proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the corporation or is or was serving (during such person’s tenure as director or officer) at the request of the corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of a Proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by the corporation to the fullest extent authorized by California General Corporation Law, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification will be a contract right and will include the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition; provided, however, that, if California General Corporation Law requires, the payment of such expenses in advance of the final disposition of a Proceeding will be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise. No amendment to or repeal of the indemnity provisions will apply to or have any effect on any right to indemnification with respect to any acts or omissions occurring prior to such amendment or repeal. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify the person against that expense, liability or loss under the California General Corporation Law. The corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of the bylaws or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation. The aforementioned indemnity and insurance rights are not exclusive of any other rights which any director, officer, employee or agent may have or acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation of the corporation.

The Bylaws of PH-LP Ventures and PH Ventures-San Jose provide that the liability of the directors of the corporation for monetary damages will be eliminated to the fullest extent permissible under California law. The corporation is authorized to provide indemnification of agents for breach of duty to the corporation and shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Code, subject to certain statutory limits.

The Bylaws of PH Rielly Ventures generally permit indemnification to the extent allowed by Section 317 of the California Code. The only significant differences between the bylaws and Section 317 California Code exist regarding the exclusivity of the indemnification and the ability of the corporation to purchase insurance. The bylaws provide that the indemnification will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation. The rights to indemnity will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such person. With regard to insurance, the fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance will not render the provisions related to insurance inapplicable if either of the following conditions are satisfied: (a) If authorized in the Articles of Incorporation, any policy is limited to the extent provided by subdivision (d) of Corporations Code Section 204 or (b) The company issuing the insurance policy is organized, licensed and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization and provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased the policy; and the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

Arizona Corporation Registrant

Section 10-850 et seq. of the Arizona Revised Statutes (“A.R.S.”) provides that a corporation may indemnify an individual made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “proceeding”) because either (1) the individual is or was a director against liability incurred in the proceeding and (a) the individual’s conduct was in good faith, (b) the individual (i) in the case of conduct in an official capacity with the corporation, reasonably believed that the conduct was in the corporation’s best interests, (ii) in all other cases, reasonably believed that the conduct was at least not opposed to the corporation’s best interests, and (c) in the case of any criminal proceedings, had no reasonable cause to believe the conduct was unlawful; or (2) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Unless limited by the articles of incorporation, a corporation must indemnify (“mandatory indemnification”) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Unless limited by the articles of incorporation or Section 10-851, Subsection D of the A.R.S., a corporation must indemnify a director who while serving as a director was not an officer, employee or holder of more than five per cent of the outstanding shares of any class of stock of the corporation or of any affiliate of the corporation (“outside director”). Unless limited by the articles of incorporation, a corporation must pay an outside director’s expenses in advance of a final disposition of a proceeding, if the director furnishes the corporation with a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in the foregoing paragraph and the director furnishes the corporation with a written undertaking executed personally, or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the relevant standard of conduct. Notwithstanding the foregoing, under the provisions that apply exclusively to outside directors a corporation may not provide the indemnification or the advancement of expenses provided for in this paragraph if a court of competent jurisdiction has determined before payment that the outside director failed to meet the standards described in the foregoing paragraph and a court of competent jurisdiction does not otherwise authorize payment under Section 10-854 of the A.R.S.

Section 10-856 of the A.R.S. provides that a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the individual is or was an officer of the corporation (1) to the same extent as a director; and (2) if the individual is an officer but not a director (or if both an officer and director, if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer), to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (b) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.

Additionally, a corporation may, before final disposition of the proceeding, pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding; provided that the director furnishes the corporation with (i) a written affirmation of the director’s good faith belief that the director has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been properly eliminated under a provision of the articles of incorporation; and (ii) a written undertaking, executed personally or on the director’s behalf, to repay the advance if the director is not entitled to mandatory indemnification and it is ultimately determined that the director did not meet the relevant standard of conduct.

A corporation may purchase and maintain insurance, including retrospectively rated and self-insured programs, on behalf of an individual who is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability.

Unless a corporation’s articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may also apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

A corporation’s power to indemnify, advance expenses or maintain insurance on behalf of an employee or agent is not limited by the foregoing laws.

The Articles of Incorporation of William Lyon Southwest, Inc. provide that the corporation will indemnify, to the maximum extent permitted by applicable law, any person who incurs liability or expense by reason of such person acting as an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The foregoing indemnification is mandatory when such indemnification is permitted by law. To the fullest extent permitted by the A.R.S., a director will not be liable to the corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director.

The bylaws of William Lyon Southwest, Inc. provide that the corporation will indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed proceedings (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an authorized representative of the corporation (which means a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding to the maximum extent allowed under the Arizona Business Corporations Act (“BCA”) and not prohibited by the articles of incorporation. To the extent that an authorized representative of the corporation who neither was nor is a director or officer of the corporation has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such person will be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Such an authorized representative may, at the discretion of the corporation, be indemnified by the corporation in any other circumstances to any extent if the corporation would be required by the bylaws to indemnify such person in such circumstances to such extent if such person were or had been a director or officer of the corporation. The bylaws also provide for the payment of expenses in advance of the final disposition of such proceeding to the extent permitted under the BCA and not prohibited under the articles of incorporation. Each person who acts as an authorized representative of the corporation will be deemed to be doing so in reliance upon such rights of indemnification as are provided in the articles of incorporation or in the bylaws. The indemnification provided in the articles of incorporation or by the bylaws are not exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and will continue as to a person who has ceased to be an authorized representative of the corporation and will inure to the benefit of the heirs and personal representative of such person.

Arizona Limited Liability Company Registrant

Section 29-610 of the A.R.S. states that, unless otherwise provided in a company’s articles of organization, an Arizona limited liability company may indemnify a member, manager, employee, officer or agent or any other person.

The Operating Agreement of Circle G at the Church Farm North Joint Venture, LLC provides that the company will indemnify, save harmless and pay all judgments and claims against the manager and each member relating to any liability or damage incurred that is attributable to any act performed or omitted to be performed by such individual in connection with the business of the company, including attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees will be paid as incurred. The company will have the right to assume the defense in any action or claim with respect to which it is indemnifying the manager or member. No manager or member will be personally liable or responsible for any claims or obligations, whether to the company, the manager or a member, with respect to any claim or obligation for which the company has agreed to indemnity, save harmless or pay; provided however, that there will be no indemnification of the manager or a member with respect to any liability, claim or obligation attributable to such manager’s or member’s fraud, bad faith, gross negligence or willful misconduct or for any expense, cost or liability for which such manager or member is personally responsible or liable under the terms of the bylaws or any other instrument. The indemnification will apply only in the event, and to the extent, that the manager or a member is not entitled to indemnification, or other payment, from any other source (including insurance). No manager or member will be personally liable for the failure of the company to make distributions as set forth in the bylaws and will not be liable, responsible, accountable in damages or otherwise to the company or the members for any act or omission performed or omitted by such manager or member in connection with the company or its business. Notwithstanding the foregoing, the manager and members will in all instances be liable for acts or omissions in breach of the bylaws or which constitute fraud, gross negligence, willful misconduct or breach of fiduciary duty.

California General Partnership Registrant

Subsection (c) of Section 16401 of the California Code provides that a partnership will reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

The general partnership agreement of WLH Enterprises provides that the partnership will indemnify, defend and hold harmless to the maximum extent permitted by law each of the partners for all payments and personal liabilities incurred in the course of the partnership’s business or for the preservation of its business or property so long as such payments or liabilities were incurred (a) with a good faith belief by the partner that such action was authorized and (b) with the good faith belief that the actions taken would be in the best interests of the partnership. The partnership will pay currently the costs of defense, subject to the indemnified party’s confirming the obligation to reimburse the partnership in the event of a definitive determination that the indemnified party did not act with a good faith belief that the action was authorized and a good faith belief that the actions taken would be in the best interests of the partnership or that the indemnification is precluded by applicable law.

California Limited Liability Company Registrants

Under Section 17701.05 of the California Code, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. Under Section 17704.08(b) of the California Code, a limited liability company may purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the limited liability company.

The operating agreement of Lyon East Garrison Company I, LLC provides that except as required by the applicable provisions of the California Code (Section 17701.011 et seq.), the initial member and any additional members admitted to the company pursuant to the provisions of the operating agreement will not be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the company. Except as otherwise provided in the operating agreement or by other individual contract, no officer or member will be liable to the company or to any member or officer for any loss or damage sustained by the company or any member or officer in such person’s capacity as such, unless the loss or damage is the result of fraud, deceit, reckless or intentional misconduct, gross negligence, or a knowing violation of law by the officer or member. To the fullest extent permitted by applicable law, an officer or member is entitled to indemnification from the company for any loss, damage, expense (including attorneys’ fees), liability or claim incurred by such officer or member by reason of any act or omission performed or omitted by such officer or member in good faith on behalf of the company and in a manner reasonably believed to be in the best interests of the company and within the scope of authority conferred on such officer or member by the operating agreement, except that no such officer or member is entitled to indemnification for any loss, damage, liability or claim incurred by such officer or member by reason of fraud, deceit, breach of fiduciary duty, reckless or intentional misconduct, gross negligence, or a knowing violation of law; provided, however, that any indemnity provided for by this paragraph be provided out of and to the extent of company assets only, no debt will be incurred by the company or the members in order to provide a source of funds for any indemnity, and no member will have any personal liability (or any liability to make any additional capital contributions) on account thereof. The indemnification will not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of member(s) or otherwise.

Delaware Limited Liability Company Registrants

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Limited Liability Company Agreement of each of Lyon Waterfront LLC and Polygon WLH LLC provides that neither the member, any officer of the company nor any other authorized person or other representative of such company (for purposes of this paragraph, “Indemnified Party”) will be liable or accountable in damages or otherwise to such company for any error of judgment or any mistake of fact or law or for anything that such Indemnified Party may do or refrain from doing, except in the case of fraud, willful misconduct or gross negligence in performing or failing to perform such Indemnified Party’s duties. To the maximum extent permitted by law, such company indemnifies, defends, protects and agrees to hold each Indemnified Party wholly harmless from and against any and all loss, expense or damage suffered by such Indemnified Party by reason of anything which such Indemnified Party may do or refrain from doing for and on behalf of the company and in furtherance of its interest, except (i) for losses suffered as a result of such Indemnified Party’s fraud, willful misconduct or gross negligence in performing or in failing to perform such Indemnified Party’s duties, and (ii) any such indemnity will be recoverable only from the assets of such company and the member will not have any personal liability therefor.

Nevada Limited Liability Company Registrants

Section 86.371 of the Nevada Revised Statutes (the “N.R.S.”) provides that unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of any limited liability company is individually liable for the debts or liabilities of the company.

Section 86.411 of the N.R.S. provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 86.421 of the N.R.S. provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 86.431 of the N.R.S. provides that to the extent that a manager, member, employee or agent of a limited-liability company has been successful in defense of any action, suit or proceeding described in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the company must indemnify such person against expenses, including attorney’s fees, actually and reasonably incurred by such person in connection with the defense. Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the procedures of the paragraph below, may be made only as authorized in the specific case upon a valid determination that indemnification is proper in the circumstances.

Section 86.441 of the N.R.S. states that the articles of organization, the operating agreement or a separate agreement may provide that the limited liability company must pay the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified.

Section 86.451 of the N.R.S. provides that the indemnification or advancement of expenses discussed above (1) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 86.421 of the N.R.S. or for the advancement of expenses made pursuant to Section 86.441 of the N.R.S., may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (2) continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 86.461 of the N.R.S. permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of any current or former member, manager, employee or agent of the company, or any person who is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses.

The operating agreements of Mountain Falls, LLC and Mountain Falls Golf Course, LLC provide that the company will indemnify each member, including the managing member, if it acts as the project’s general contractor, in the managing member’s capacity as general contractor, and the company will have the power to indemnify any person, who was or is a party, or who is threatened to be made a party, to any proceeding by reason of the fact that such person was or is a member, managing member, officer, employee, or other agent of the company, or was or is serving at the request of the company as a director, officer, employee, or other agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the company, and, in the case of a criminal proceeding, such person had no reasonable cause to believe that the person’s conduct was unlawful. To the extent that an agent of the company has been successful on the merits in defense of any proceeding, or in defense of any claim, issue, or matter in any such proceeding, the agent will be indemnified against expenses actually and reasonably incurred in connection with the proceeding. In all other cases, indemnification will be provided by the company only if authorized in the specific case by a majority of members. Indemnification expenses actually and reasonably incurred may be paid by the company in advance of the final disposition of a proceeding, as authorized by the managing member, upon receipt of an undertaking by such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by the company.

Washington Limited Liability Company Registrants

Section 25.15.040 of the Washington Limited Liability Company Act (the “WLLCA”) provides that a limited liability company agreement may contain provisions not inconsistent with law that: (a) eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, provided that such provisions shall not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for conduct of the member or manager, violating Section 25.15.235 of the WLLCA (which restricts distributions when a company’s liabilities exceed its assets) or for any transaction from which the member or manager will personally receive a benefit in money, property or services to which the member or manager is not legally entitled; or (b) indemnify any member or manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, conduct of the member or manager adjudged to be in violation of Section 25.15.235 of the WLLCA or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property or services to which such member or manager was not legally entitled.

The Amended and Restated Limited Liability Company Agreements of 460 Central, L.L.C., Baseline Woods SFD I, L.L.C., Baseline Woods SFD II, L.L.C., Baseline Woods West, L.L.C., Bethany Creek Falls, L.L.C, Brownstone At Issaquah Highlands, L.L.C., Bryant Heights, L.L.C., Bull Mountain Ridge, L.L.C., Calais At Villebois, L.L.C., Cascadian King Company, L.L.C., Cascara At Redmond Ridge, L.L.C., Cedar Falls Way LLC, Cornelius Pass Townhomes, L.L.C., Edgewater Tualatin, L.L.C., Grande Pointe At Villebois, L.L.C., High Point III, L.L.C., Highcroft at Sammamish, L.L.C., Issaquah Highlands Investment Fund, L.L.C., Les Bois At Villebois, L.L.C., Mill Creek Terrace, L.L.C., Murray & Weir SFD, L.L.C., Orenco Woods SFD, L.L.C., Peasley Canyon Homes, L.L.C., PNW Cascadian Company, L.L.C., Polygon At Brenchley Estates, L.L.C., Polygon At Sunset Ridge, L.L.C., Polygon At Villebois II, L.L.C., Polygon At Villebois III, L.L.C., Polygon At Villebois IV, L.L.C., Polygon At Villebois V, L.L.C., Polygon Northwest Company, L.L.C., Polygon Paymaster, L.L.C., Ridgeview Townhomes, L.L.C., Riverfront MF, L.L.C., Riverfront SF, L.L.C., Silverlake Center, L.L.C., Spanaway 230, L.L.C., Sparrow Creek, L.L.C., The Reserve At Maple Valley, L.L.C., The Reserve At North Creek, L.L.C., Twin Creeks At Cooper Mountain, L.L.C., Viewridge At Issaquah Highlands, L.L.C. and W.R. Townhomes F, L.L.C. provide for indemnification, to the full extent permitted by applicable law, by the company to the member, any affiliate of any member and any officers, directors, employees, agents of the member and any affiliate of any member for any loss, claim, damage or expense arising from such person’s act or omission performed or omitted in good faith on behalf of the company in a manner reasonably believed to be within the scope of authority conferred on such person by the company, except (i) for losses suffered as a result of such person’s willful misconduct or gross negligence in performing or in failing to perform such person’s duties, and (ii) any such indemnity will be recoverable only from the assets of the company and the member will not have any personal liability therefor.

Oregon Limited Liability Company Registrant

Section 63.160 of the Oregon Limited Liability Company Act provides that the articles of organization or operating agreement may provide for indemnification of any person for any acts or omissions as a member, manager, employee or agent and may eliminate or limit liability of a member, manager, employee or agent for damages from such acts or omissions; provided, that indemnification is not permitted for any breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or knowing violation of the law, or any unlawful distribution or any transaction from which the member or manager derives an improper personal benefit.

The Operating Agreement of Cascadian South L.L.C. provides for indemnification, to the full extent permitted by applicable law, by the company to the member, any affiliate of any member and any officers, directors, employees, agents of the member and any affiliate of any member for any loss, claim, damage or expense arising from such person’s act or omission performed or omitted in good faith on behalf of the company in a manner reasonably believed to be within the scope of authority conferred on such person by the company, except (i) for losses suffered as a result of such person’s willful misconduct or gross negligence in performing or in failing to perform such person’s duties, and (ii) any such indemnity will be recoverable only from the assets of the company and the member will not have any personal liability therefor.

Other

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

In addition, the Company has entered into indemnification agreements with certain of our executive officers and each of our directors pursuant to which the company has agreed to indemnify such executive officers and directors against liability incurred by them by reason of their services as an executive officer or director to the fullest extent allowable under applicable law. We also provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

The attached exhibit index is incorporated by reference herein.

(B) FINANCIAL STATEMENT SCHEDULES

Financial schedules are omitted because they are not applicable or not required, or because the information is incorporated by reference herein in our financial statements and/or the notes related thereto.

ITEM 22. UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

WILLIAM LYON HOMES, INC.,
a California corporation

By:	/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/S/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/S/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ GENERAL WILLIAM LYON
General William Lyon	Director

/S/ RICHARD S. ROBINSON
Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

WILLIAM LYON HOMES,
a Delaware corporation

By:	/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/S/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/S/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ GENERAL WILLIAM LYON
General William Lyon	Executive Chairman, Director

/S/ DOUGLAS K. AMMERMAN
Douglas K. Ammerman	Director

/S/ GARY H. HUNT
Gary H. Hunt	Director

/S/ MATTHEW R. NIEMANN
Matthew R. Niemann	Director

/S/ NATHANIEL REDLEAF
Nathaniel Redleaf	Director

/S/ LYNN CARLSON SCHELL
Lynn Carlson Schell	Director

/S/ MICHAEL BARR
Michael Barr	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

CALIFORNIA EQUITY FUNDING, INC.,
a California corporation

By:	/S/ RICHARD S. ROBINSON
Richard S. Robinson
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/S/ RICHARD S. ROBINSON
Richard S. Robinson	President, Chief Executive Officer, Director (Principal Executive Officer)

/S/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer, Director (Principal Financial and Accounting Officer)

/S/ WILLIAM H. LYON
William H. Lyon	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

PH-LP VENTURES,
a California corporation

By:	/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/S/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/S/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ GENERAL WILLIAM LYON
General William Lyon	Director

/S/ RICHARD S. ROBINSON
Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

DUXFORD FINANCIAL, INC.,
a California corporation

By:	/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/S/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GENERAL WILLIAM LYON
General William Lyon	Director

/S/ RICHARD S. ROBINSON
Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

SYCAMORE CC, INC.,
a California corporation

By:	/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/S/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/S/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer Director (Principal Financial and Accounting Officer)

/s/ GENERAL WILLIAM LYON
General William Lyon	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

PRESLEY CMR, INC.,
a California corporation

By:	/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/S/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GENERAL WILLIAM LYON
General William Lyon	Director

/s/ RICHARD S. ROBINSON
Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

WILLIAM LYON SOUTHWEST, INC.,
an Arizona corporation

By:	/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GENERAL WILLIAM LYON
General William Lyon	Director

/s/ RICHARD S. ROBINSON
Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

PH-RIELLY VENTURES,
a California corporation

By:	/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GENERAL WILLIAM LYON
General William Lyon	Director

/s/ RICHARD S. ROBINSON
Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

HSP INC.,
a California corporation

By:	/S/ RICHARD S. ROBINSON
Richard S. Robinson
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ RICHARD S. ROBINSON
Richard S. Robinson	President, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Treasurer, Director (Principal Financial and Accounting Officer)

/s/ WILLIAM H. LYON
William H. Lyon	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

PH VENTURES-SAN JOSE,
a California corporation

By:	/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/S/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GENERAL WILLIAM LYON
General William Lyon	Director

/s/ RICHARD S. ROBINSON
Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

PRESLEY HOMES,
a California corporation

By:	/S/ WILLIAM H. LYON
William H. Lyon
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer, Director (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GENERAL WILLIAM LYON
General William Lyon	Director

/s/ RICHARD S. ROBINSON
Richard S. Robinson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

WLH ENTERPRISES,
a California general partnership

By:	William Lyon Homes, Inc.,
a California corporation
Its:	General Partner

	By:	/S/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

By:	Presley CMR, Inc.,
a California corporation
Its:	General Partner

	By:	/S/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer of General Partner, Member of Management Committee (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer of General Partner (Principal Financial and Accounting Officer)

/s/ RICHARD S. ROBINSON
Richard S. Robinson	Member of Management Committee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

LYON EAST GARRISON COMPANY I, LLC,
a California limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Its:	Sole Member

	By:	/s/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer and Director of Sole Member (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

/s/ GENERAL WILLIAM LYON
General William Lyon	Director of Sole Member

/s/ RICHARD S. ROBINSON
Richard S. Robinson	Director of Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

LYON WATERFRONT LLC,
a Delaware limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Its:	Sole Member

	By:	/S/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/S/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer and Director of Sole Member (Principal Executive Officer)

/S/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

/s/ GENERAL WILLIAM LYON
General William Lyon	Director of Sole Member

/s/ RICHARD S. ROBINSON
Richard S. Robinson	Director of Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC,
an Arizona limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Its:	Manager

	By:	/s/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM H. LYON
William H. Lyon	Chief Executive Officer and Director of Manager (Principal Executive Officer)

/s/ COLIN T. SEVERN
Colin T. Severn	Vice President and Chief Financial Officer of Manager (Principal Financial and Accounting Officer)

/s/ GENERAL WILLIAM LYON
General William Lyon	Director of Manager

/s/ RICHARD S. ROBINSON
Richard S. Robinson	Director of Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

MOUNTAIN FALLS, LLC,
a Nevada limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Its:	Sole Member

	By:	/s/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/S/ WILLIAM H. LYON William H. Lyon	Chief Executive Officer and Director of Sole Member (Principal Executive Officer)

/S/ COLIN T. SEVERN Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

/S/ GENERAL WILLIAM LYON General William Lyon	Director of Sole Member

/S/ RICHARD S. ROBINSON Richard S. Robinson	Director of Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the co-registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 5, 2014.

MOUNTAIN FALLS GOLF COURSE, LLC,
a Nevada limited liability company

By:	WLH ENTERPRISES, a California general partnership
Its:	Managing Member

	By:	William Lyon Homes, Inc., a California corporation
	Its:	General Partner

	By:	/S/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

	By:	Presley CMR, Inc. a California corporation
	Its:	General Partner

	By:	/S/ WILLIAM H. LYON
	Name:	William H. Lyon
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, and each and any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed on December 5, 2014 by the following persons in the capacities indicated.

Signature	Title

/S/ WILLIAM H. LYON William H. Lyon	Chief Executive Officer and Director of General Partner of Managing Member (Principal Executive Officer)

/S/ COLIN T. SEVERN Colin T. Severn	Vice President and Chief Financial Officer of General Partner of Managing Member (Principal Financial and Accounting Officer)

/S/ GENERAL WILLIAM LYON General William Lyon	Director of General Partner of Managing Member

/S/ RICHARD S. ROBINSON Richard S. Robinson	Director of General Partner of Managing Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

POLYGON WLH LLC,
a Delaware limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Its:	Sole Member

	By:	/s/ William H. Lyon
William H. Lyon
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Lyon and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ William H. Lyon William H. Lyon	Chief Executive Officer and Director of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

/s/ General William Lyon General William Lyon	Director of Sole Member

/s/ Richard S. Robinson Richard S. Robinson	Director of Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

460 CENTRAL, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

BASELINE WOODS SFD I, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

BASELINE WOODS SFD II, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

BASELINE WOODS WEST, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

BETHANY CREEK FALLS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

BROWNSTONE AT ISSAQUAH HIGHLANDS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

BRYANT HEIGHTS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

BULL MOUNTAIN RIDGE, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

CALAIS AT VILLEBOIS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

CASCADIAN KING COMPANY, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

CASCADIAN SOUTH L.L.C.,
an Oregon limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

CASCARA AT REDMOND RIDGE, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

CEDAR FALLS WAY LLC,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

CORNELIUS PASS TOWNHOMES, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

EDGEWATER TUALATIN, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

GRANDE POINTE AT VILLEBOIS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

HIGH POINT III, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

HIGHCROFT AT SAMMAMISH, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

ISSAQUAH HIGHLANDS INVESTMENT FUND, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

LES BOIS AT VILLEBOIS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

MILL CREEK TERRACE, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

MURRAY & WEIR SFD, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

ORENCO WOODS SFD, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

PEASLEY CANYON HOMES, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

PNW CASCADIAN COMPANY, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist Matthew R. Zaist	President and Chief Operating Officer of Sole Member (Principal Executive Officer)

/s/ Colin T. Severn Colin T. Severn	Vice President and Chief Financial Officer of Sole Member (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

POLYGON AT BRENCHLEY ESTATES, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

POLYGON AT SUNSET RIDGE, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

POLYGON AT VILLEBOIS II, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

POLYGON AT VILLEBOIS III, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

POLYGON AT VILLEBOIS IV, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

POLYGON AT VILLEBOIS V, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

POLYGON NORTHWEST COMPANY, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

POLYGON PAYMASTER, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

RIDGEVIEW TOWNHOMES, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

RIVERFRONT MF, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

RIVERFRONT SF, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

SILVERLAKE CENTER, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

SPANAWAY 230, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

SPARROW CREEK, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

THE RESERVE AT MAPLE VALLEY, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

THE RESERVE AT NORTH CREEK, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

TWIN CREEKS AT COOPER MOUNTAIN, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

VIEWRIDGE AT ISSAQUAH HIGHLANDS, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on the 5th day of December, 2014.

W.R. TOWNHOMES F, L.L.C.,
a Washington limited liability company

By:	Polygon WLH LLC,
a Delaware limited liability company
Its:	Sole Member

	By:	/s/ Matthew R. Zaist
Matthew R. Zaist
President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew R. Zaist and Colin T. Severn, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated as of December 5, 2014.

Signature	Title

/s/ Matthew R. Zaist
Matthew R. Zaist	President and Chief Operating Officer of Sole Member
(Principal Executive Officer)

/s/ Colin T. Severn
Colin T. Severn	Vice President and Chief Financial Officer of Sole Member
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated June 22, 2014, by and among William Lyon Homes, Inc., PNW Home Builders, L.L.C., PNW Home Builders North, LLC, PNW Home Builders South, LLC, and Crescent Ventures, LLC (incorporated by reference to Exhibit 2.1 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on June 23, 2014).

3.1	Third Amended and Restated Certificate of Incorporation of William Lyon Homes (incorporated by reference to Exhibit 3.1 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on May 28, 2013).

3.2	Amended and Restated Bylaws of William Lyon Homes (incorporated by reference to Exhibit 3.2 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on May 28, 2013).

3.3	Certificate of Ownership and Merger (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on January 5, 2000).

3.4	Certificate of Ownership and Merger (incorporated by reference to William Lyon Homes’ Annual Report on Form 10-K for the year-ended December 31, 2006).

3.5	Articles of Incorporation of William Lyon Homes, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3 filed with the SEC on November 17, 2011).

3.6	Bylaws of William Lyon Homes, Inc. (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867))

3.7	Articles of Incorporation of California Equity Funding, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.8	Bylaws of California Equity Funding, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.9	Articles of Incorporation of PH-LP Ventures (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.10	Bylaws of PH-LP Ventures (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.11	Articles of Incorporation of Duxford Financial, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.12	Bylaws of Duxford Financial, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.13	Articles of Incorporation of Sycamore CC, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.14	Bylaws of Sycamore CC, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.15	Articles of Incorporation of Presley CMR, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.16	Bylaws of Presley CMR, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.17	Articles of Incorporation of William Lyon Southwest, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.18	Bylaws of William Lyon Southwest, Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.19	Articles of Incorporation of PH-Rielly Ventures (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.20	Bylaws of PH-Rielly Ventures (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

Exhibit Number	Description

3.21	Articles of Incorporation of HSP Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.22	Bylaws of HSP Inc. (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.23	Articles of Incorporation of PH Ventures-San Jose (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.24	Bylaws of PH Ventures-San Jose (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.25	Articles of Incorporation of Presley Homes (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.26	Bylaws of Presley Homes (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.27	Statement of Partnership Authority of WLH Enterprises (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.28	General Partnership Agreement of WLH Enterprises (incorporated by reference to William Lyon Homes’ Form S-4/A filed with the SEC on January 10, 2005).

3.29	Articles of Organization of Lyon East Garrison Company I, LLC (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.30	Operating Agreement of Lyon East Garrison Company I, LLC (incorporated by reference to William Lyon Homes, Inc.’s Form T-3/A filed with the SEC on February 22, 2012).

3.31	Certificate of Formation of Lyon Waterfront LLC (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867)).

3.32	Limited Liability Company Agreement of Lyon Waterfront LLC (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867)).

3.33	Articles of Organization of Circle G at the Church Farm North Joint Venture, LLC (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867)).

3.34	Operating Agreement of Circle G at the Church Farm North Joint Venture, LLC (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867)).

3.35	First Amendment to the Operating Agreement of Circle G at the Church Farm North Joint Venture, LLC (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867)).

3.36	Second Amendment to the Operating Agreement of Circle G at the Church Farm North Joint Venture, LLC (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867)).

3.37	Articles of Organization of Mountain Falls, LLC (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867)).

3.38	Operating Agreement of Mountain Falls, LLC (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867)).

3.39	Articles of Organization of Mountain Falls Golf Course, LLC (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867)).

3.40	Operating Agreement of Mountain Falls Golf Course, LLC (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867)).

3.41	Agreement Regarding Amendment to Operating Agreements of Mountain Falls, LLC and Mountain Falls Golf Course, LLC (incorporated by reference to William Lyon Homes, Inc.’s registration statement on Form S-4 (File No. 333-187867)).

3.42+	Certificate of Formation of Polygon WLH LLC.

3.43+	Limited Liability Company Agreement of Polygon WLH LLC, dated July 22, 2014.

3.44+	Amended and Restated Articles of Organization of Cascadian South L.L.C.

Exhibit Number	Description

3.45+	Second Amended and Restated Operating Agreement of Cascadian South L.L.C., dated August 12, 2014.

3.46+	Form of Amended and Restated Certificate of Formation of 460 Central, L.L.C., Baseline Woods SFD I, L.L.C., Baseline Woods SFD II, L.L.C., Baseline Woods West, L.L.C., Brownstone At Issaquah Highlands, L.L.C., Bryant Heights, L.L.C., Bull Mountain Ridge, L.L.C., Calais At Villebois, L.L.C., Cascadian King Company, L.L.C., Cascara At Redmond Ridge, L.L.C., Cedar Falls Way LLC, Cornelius Pass Townhomes, L.L.C., Edgewater Tualatin, L.L.C., Grande Pointe At Villebois, L.L.C., High Point III, L.L.C., Highcroft at Sammamish, L.L.C., Issaquah Highlands Investment Fund, L.L.C., Les Bois At Villebois, L.L.C., Mill Creek Terrace, L.L.C., Murray & Weir SFD, L.L.C., Orenco Woods SFD, L.L.C., Peasley Canyon Homes, L.L.C., Polygon At Brenchley Estates, L.L.C., Polygon At Sunset Ridge, L.L.C., Polygon At Villebois II, L.L.C., Polygon At Villebois III, L.L.C., Polygon At Villebois IV, L.L.C., Polygon At Villebois V, L.L.C., Polygon Northwest Company, L.L.C., Polygon Paymaster, L.L.C., Ridgeview Townhomes, L.L.C., Riverfront MF, L.L.C., Riverfront SF, L.L.C., Silverlake Center, L.L.C., Spanaway 230, L.L.C., Sparrow Creek, L.L.C., The Reserve At Maple Valley, L.L.C., The Reserve At North Creek, L.L.C., Twin Creeks At Cooper Mountain, L.L.C., Viewridge At Issaquah Highlands, L.L.C. and W.R. Townhomes F, L.L.C.

3.47+	Form of Amended and Restated Operating Agreement of 460 Central, L.L.C., Baseline Woods SFD I, L.L.C., Baseline Woods SFD II, L.L.C., Baseline Woods West, L.L.C., Brownstone At Issaquah Highlands, L.L.C., Bryant Heights, L.L.C., Bull Mountain Ridge, L.L.C., Calais At Villebois, L.L.C., Cascadian King Company, L.L.C., Cascara At Redmond Ridge, L.L.C., Cedar Falls Way LLC, Cornelius Pass Townhomes, L.L.C., Edgewater Tualatin, L.L.C., Grande Pointe At Villebois, L.L.C., High Point III, L.L.C., Highcroft at Sammamish, L.L.C., Issaquah Highlands Investment Fund, L.L.C., Les Bois At Villebois, L.L.C., Mill Creek Terrace, L.L.C., Murray & Weir SFD, L.L.C., Orenco Woods SFD, L.L.C., Peasley Canyon Homes, L.L.C., Polygon At Brenchley Estates, L.L.C., Polygon At Sunset Ridge, L.L.C., Polygon At Villebois II, L.L.C., Polygon At Villebois III, L.L.C., Polygon At Villebois IV, L.L.C., Polygon At Villebois V, L.L.C., Polygon Northwest Company, L.L.C., Polygon Paymaster, L.L.C., Ridgeview Townhomes, L.L.C., Riverfront MF, L.L.C., Riverfront SF, L.L.C., Silverlake Center, L.L.C., Spanaway 230, L.L.C., Sparrow Creek, L.L.C., The Reserve At Maple Valley, L.L.C., The Reserve At North Creek, L.L.C., Twin Creeks At Cooper Mountain, L.L.C., Viewridge At Issaquah Highlands, L.L.C. and W.R. Townhomes F, L.L.C.

4.1	Indenture (including form of 8.5% Senior Note due 2020), dated as of November 8, 2012, by and between William Lyon Homes, Inc., William Lyon Homes, certain of William Lyon Homes’ subsidiaries (as guarantors) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on November 8, 2012).

4.2	First Supplemental Indenture, dated as of August 15, 2013, among William Lyon Homes, Inc., NVH Development, LLC, NVH Parent, LLC, NVH INV, LLC, NVH WIP LLLP and NVHDEV-GP, Inc., and U.S. Bank National Bank Association, as trustee, relating to the 8.5% Senior Notes due 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013).

4.3	Officers’ certificate, dated October 24, 2013, delivered pursuant to the Indenture, and setting forth the terms of the notes (incorporated by reference to Exhibit 4.1 of William Lyon Homes’ Current Report on Form 8-K filed with the SEC on October 25, 2013).

4.4	Second Supplemental Indenture, dated August 12, 2014, among William Lyon Homes, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 8.5% Senior Notes due 2020 (incorporated by reference to Exhibit 4.3 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on August 13, 2014).

4.5	Indenture (including form of 5.75% Senior Notes due 2019), dated March 31, 2014, among William Lyon Homes, Inc., William Lyon Homes, certain of William Lyon Homes’ subsidiaries (as guarantors) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on April 1, 2014).

4.6	First Supplemental Indenture, dated August 12, 2014, among William Lyon Homes, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 5.75% Senior Notes due 2019 (incorporated by reference to Exhibit 4.4 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on August 13, 2014).

4.7	Indenture (including form of 7.00% Senior Notes due 2022), dated August 11, 2014, among WLH PNW Finance Corp., the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on August 13, 2014).

4.8	First Supplemental Indenture, dated August 12, 2014, among William Lyon Homes, Inc., William Lyon Homes, the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 7.00% Senior Notes due 2022 (incorporated by reference to Exhibit 4.5 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on August 13, 2014).

Exhibit Number	Description

4.9	Second Supplemental Indenture, dated August 12, 2014, among William Lyon Homes, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 7.00% Senior Notes due 2022 (incorporated by reference to Exhibit 4.6 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on August 13, 2014).

4.10	Indenture, dated November 21, 2014, between William Lyon Homes and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on November 21, 2014).

4.11	First Supplemental Indenture (including form of 5.50% Senior Subordinated Amortizing Notes due December 1, 2017), dated November 21, 2014, between William Lyon Homes and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on November 21, 2014).

4.12	Purchase Contract Agreement (including form of unit and form of prepaid stock purchase contract), dated November 21, 2014, among William Lyon Homes, U.S. Bank National Association, as trustee, and U.S. Bank National Association, as purchase contract agent and as attorney-in-fact for the holders from time to time as provided therein (incorporated by reference to Exhibit 4.3 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on November 21, 2014).

5.1+	Opinion of Latham & Watkins LLP.

5.2+	Opinion of Bryan Cave LLP.

5.3+	Opinion of Greenberg Traurig, LLP

5.4+	Opinion of Davis Wright Tremaine LLP

10.1	Form of Indemnity Agreement, between William Lyon Homes, a Delaware corporation, and the directors and officers of William Lyon Homes (incorporated by reference to William Lyon Homes’ Annual Report on Form 10-K for the year-ended December 31, 1999).

10.2	Property Management Agreement between Corporate Enterprises, Inc., a California corporation (Owner) and William Lyon Homes, Inc., a California corporation (Manager) dated and effective November 5, 1999 (incorporated by reference to William Lyon Homes’ Annual Report on Form 10-K for the year-ended December 31, 1999).

10.3	Warranty Service Agreement between Corporate Enterprises, Inc., a California corporation and William Lyon Homes, Inc., a California corporation dated and effective November 5, 1999 (incorporated by reference to William Lyon Homes’ Annual Report on Form 10-K for the year-ended December 31, 1999).

10.4	Standard Industrial/Commercial Single-Tenant Lease—Net between William Lyon Homes, Inc. and a trust of which William H. Lyon is the sole beneficiary (incorporated by reference to William Lyon Homes’ Annual Report on Form 10-K for the year-ended December 31, 2000).

10.5	The Presley Companies Non-Qualified Retirement Plan for Outside Directors (incorporated by reference to William Lyon Homes’ Annual Report on Form 10-K for the year-ended December 31, 2002).

10.6	Sixth Extension and Modification Agreement dated December 30, 2011, by and between Circle G at the Church Farm North Joint Venture, LLC, an Arizona limited liability company, and U.S. Bank National Association, a national banking association (incorporated by reference to William Lyon Homes’ Registration Statement filed August 10, 2012 (File No. 333-183249)).

10.7	Aircraft Purchase and Sale Agreement dated as of September 3, 2009, by and between Presley CMR, Inc., and Martin Aviation, Inc., or its designee (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on September 10, 2009).

10.8	Secured Promissory Note dated September 9, 2009 from Martin Aviation, Inc., a California corporation payable to William Lyon Homes, Inc., a California corporation (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on September 10, 2009).

10.9	Aircraft Mortgage and Security Agreement between Martin Aviation, Inc., a California corporation and William Lyon Homes, Inc., dated as of September 9, 2009 (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on September 10, 2009).

10.10†	Project Completion Bonus Plan (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on September 20, 2010).

Exhibit Number	Description

10.11	Form of Second Lien Notes Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes, Inc. and the Holders (as defined therein) (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.12	Form of Class A Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders (as defined therein) (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.13	Class B Common Stock and Warrant Purchase Agreement, dated as of February 25, 2012, by and between William Lyon Homes and the Purchaser (as defined therein) (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.14	Warrant to Purchase Shares of Class B Common Stock of William Lyon Homes, dated as of February 25, 2012 (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.15	Class B Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders (as defined therein) (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.16	Form of Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement, dated as of February 25, 2012, by and among William Lyon Homes and the Holders party thereto (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.17†	Employment Agreement, dated as of February 25, 2012, by and among William Lyon Homes, William Lyon Homes, Inc. and General William Lyon (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.18†	Employment Agreement, dated as of February 25, 2012, by and among William Lyon Homes, William Lyon Homes, Inc. and William H. Lyon (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on March 6, 2012).

10.19	Amended and Restated Loan Agreement, dated April 23, 2010, between Bank of the West, a California banking corporation, Mountain Falls, LLC, a Nevada limited liability company, and Mountain Falls Golf Course, LLC, a Nevada limited liability company (incorporated by reference to William Lyon Homes’ Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).

10.20	Purchase and Sale Agreement and Joint Escrow Instructions, dated December 58, 2012, by and among ColFin WLH Land Acquisitions, LLC, a Delaware limited liability company, William Lyon Homes, Inc., a California corporation, and William Lyon Homes, a Delaware corporation (incorporated by reference to William Lyon Homes’ Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).

10.21†	Form of Employment Agreement, dated as of July 1, 2011, by William Lyon Homes and each of Matthew R. Zaist, Colin T. Severn and Bryan W. Doyle (incorporated by reference to Exhibit 10.1 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on July 8, 2011).

10.22†	2011 Key Employee Bonus Program (incorporated by reference to Exhibit B to Exhibit 10.1 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on July 8, 2011).

10.23†	William Lyon Homes 2012 Equity Incentive Plan (filed as Exhibit 10.24 to William Lyon Homes’ Registration Statement on Form S-1/A (File No. 333-183249) filed December 6, 2012 and incorporated by reference herein).

10.24†	William Lyon Homes 2012 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement (incorporated by reference to William Lyon Homes’ Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).

10.25†	William Lyon Homes 2012 Equity Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (incorporated by reference to William Lyon Homes’ Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).

10.26†	William Lyon Homes, Inc. Employment Agreement, dated September 1, 2012, by William Lyon Homes, Inc., a California corporation (incorporated by reference to William Lyon Homes’ Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).

Exhibit Number	Description

10.27	Registration Rights Agreement, dated November 8, 2012, by and between William Lyon Homes Inc., a California corporation, William Lyon Homes, a Delaware corporation, certain of William Lyon Homes’ subsidiaries, and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers (as defined therein) (incorporated by reference to William Lyon Homes’ Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).

10.28	Class A Common Stock and Convertible Preferred Stock Subscription Agreement, dated October 12, 2012, by and between William Lyon Homes, a Delaware corporation and WLH Recovery Acquisition LLC, a Delaware limited liability company (incorporated by reference to William Lyon Homes’ Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).

10.29	Amendment of and Joinder to Class A Common Stock Registration Rights Agreement, dated October 12, 2012, by and between WLH Recovery Acquisition LLC, a Delaware limited liability company and William Lyon Homes, a Delaware corporation (incorporated by reference to William Lyon Homes’ Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).

10.30	Amendment of and Joinder to Class A Common Stock Registration Rights Agreement, dated October 12, 2012, by and between ColFin WLH Land Acquisitions, LLC, a Delaware limited liability company and William Lyon Homes, a Delaware corporation (incorporated by reference to William Lyon Homes’ Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).

10.31	Amendment of and Joinder to Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement, dated October 12, 2012, by and between WLH Recovery Acquisition LLC, a Delaware limited liability company and William Lyon Homes, a Delaware corporation (incorporated by reference to William Lyon Homes’ Amendment No. 1 to Form S-1 Registration Statement filed December 6, 2012 (File No. 333-183249)).

10.32	Construction Loan Agreement dated as of September 20, 2012 by and between Lyon Branches, LLC, a Delaware limited liability company and California Bank & Trust, a California banking corporation (incorporated by reference to William Lyon Homes’ Quarterly Report for the Quarter Ended September 30, 2012).

10.33	Construction Loan Agreement dated as of September 26, 2012 by and between William Lyon Homes, Inc., a California corporation and California Bank & Trust, a California banking corporation (incorporated by reference to William Lyon Homes’ Quarterly Report for the Quarter Ended September 30, 2012).

10.34†	William Lyon Homes 2012 Equity Incentive Plan Form of Restricted Stock Award Agreement (performance-based) (incorporated by reference to William Lyon Homes’ Form S-1 Registration Statement filed April 9, 2013 (File No. 333-187819)).

10.35†	Revised Form of Employment Agreement, dated April 1, 2013 (incorporated by reference to William Lyon Homes’ Form S-1 Registration Statement filed April 9, 2013 (File No. 333-187819)).

10.36†	Amendment to Employment Agreement, dated March 6, 2013, by and between William Lyon Homes, Inc., and Matthew R. Zaist (incorporated by reference to William Lyon Homes’ Form S-1 Registration Statement filed April 9, 2013 (File No. 333-187819)).

10.37	Amendment No. 1 to Warrant to Purchase Shares of Class B Common Stock (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on May 28, 2013).

10.38	Form of indemnification agreement (incorporated by reference to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on May 28, 2013).

10.39†	Amendment No. 1 to the William Lyon Homes 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.23(a) to William Lyon Homes’ Form S-1 Registration Statement filed May 6, 2013 (File No. 333-187819)).

10.40	Credit Agreement among William Lyon Homes, Inc., as Borrower, William Lyon Homes, as Parent, The Lenders from time to time party thereto, and Credit Suisse AG, as Administrative Agent, dated as of August 7, 2013 (incorporated by reference to Exhibit 10.1 to William Lyon Homes’ Quarterly Report on Form 10-Q for the period ended September 30, 2013).

10.41	Amendment No. 1, dated July 3, 2014, to the Credit Agreement dated as of August 7, 2013, among William Lyon Homes, Inc., William Lyon Homes, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent (incorporated by reference to Exhibit 10.2 to William Lyon Homes’ Quarterly Report on Form 10-Q for the period ended September 30, 2014).

10.42†	Amendment No. 2 to the William Lyon Homes 2012 Equity Incentive Plan (incorporated by reference to Exhibit 99.3 of William Lyon Homes’ Form S-8 Registration Statement filed August 12, 2013 (File No. 333-190571)).

Exhibit Number	Description

10.43†	William Lyon Homes 2012 Equity Incentive Plan Form of Restricted Stock Award Agreement (performance-based) (incorporated by reference to Exhibit 10.42 of the Company’s Form S-4 Registration Statement filed December 27, 2013 (file no. 333-193112)).

10.44†	William Lyon Homes 2012 Equity Incentive Plan Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.43 of the Company’s Form S-4 Registration Statement filed December 27, 2013 (file no. 333-193112)).

10.45†	William Lyon Homes 2012 Equity Incentive Plan Form of Stock Option Agreement (incorporated by reference to Exhibit 10.44 of the Company’s Form S-4 Registration Statement filed December 27, 2013 (file no. 333-193112)).

10.46†	William Lyon Homes 2012 Equity Incentive Plan Form of Amendment No. 1 to Stock Option Agreement (Five-Year Options) (incorporated by reference to Exhibit 10.45 of the Company’s Form S-4 Registration Statement filed December 27, 2013 (file no. 333-193112)).

10.47	Bridge Loan Agreement, dated August 12, 2014, among William Lyon Homes, Inc., William Lyon Homes, the lenders from time to time party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to William Lyon Homes’ Current Report on Form 8-K filed with the SEC on August 13, 2014).

12.1+	Statement Regarding the Computation of Ratio of Earnings (Loss) to Fixed Charges and Preferred Stock Dividends for the Period from January 1, 2014 through September 30, 2014, the Year Ended December 31, 2013, the period from January 1, 2012 through February 24, 2012, the Period from February 25, 2012 through December 31, 2012, and for the Years Ended December 31, 2011, 2010 and 2009.

15.1+	Awareness Letter of KPMG LLP.

21.1+	List of Subsidiaries of William Lyon Homes, a Delaware Corporation.

23.1+	Consent of Windes, Inc., Independent Registered Public Accounting Firm.

23.2+	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3+	Consent of KPMG LLP, Independent Auditors.

23.4+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.5+	Consent of Bryan Cave LLP (included in Exhibit 5.2).

23.6+	Consent of Greenberg Traurig, LLP (included in Exhibit 5.3).

23.7+	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.4).

24.1+	Powers of Attorney (included on signature pages hereto).

25.1+	Statement of Eligibility and Qualification of U.S. Bank National Association on Form T-1.

99.1+	Form of Letter of Transmittal with Respect to the Exchange Offer.

99.2+	Form of Notice of Guaranteed Delivery with Respect to the Exchange Offer.

99.3+	Form of Letter to DTC Participants Regarding the Exchange Offer.

99.4+	Form of Letter to Beneficial Holders Regarding the Exchange Offer.

+	Filed herewith
†	Management contract or compensatory agreement